UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 2, 2016

BIOTRICITY INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada	333-201719	47-2548273
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

75 International Blvd., Suite 300 Toronto, ON	M9W 6L9
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, Including Area Code: (416) 214-3678

Metasolutions, Inc. 34 Randall Avenue, Suite 100 Lynbrook, NY 11563
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

GENERAL NOTE

This Current Report on Form 8-K is being filed by Biotricity Inc., formerly known as Metasolutions, Inc. (“us” or the “Company”), following the completion of our acquisition of iMedical Innovation Inc., a company existing under the laws of Canada (“iMedical”), through our indirect subsidiary 1062024 B.C. LTD., a company existing under the laws of the Province of British Columbia (“Exchangeco”), on February 2, 2016 as described more fully below (collectively referred to as the “Acquisition Transaction”).

In connection with the closing of the Acquisition Transaction, we experienced a change of control, as:

•

our sole former director resigned and a new director who is the sole director of iMedical was appointed to fill the vacancy;

•

our prior Chief Executive Officer and sole officer, who beneficially owned 6,500,000 shares of our common stock, resigned from all positions and transferred all of his shares back to us for cancellation;

•

the former management of iMedical were appointed as our executive officers; and

•

the former shareholders of iMedical entered into a transaction whereby their existing common shares of iMedical were exchanged for either: (a) shares in the capital of Exchangeco that are exchangeable for shares of our common stock at the same ratio as if the shareholders exchanged their common shares in iMedical at the consummation of the Acquisition Transaction for our common stock (the “Exchangeable Shares”); or (b) shares of our common stock, which (assuming exchange of all such Exchangeable Shares) would equal in the aggregate a number of shares of our common stock that constitute 90% of our issued and outstanding shares as of the date of this Current Report on Form 8-K.

As a result, we have determined to treat the Acquisition Transaction as a reverse merger and recapitalization for accounting purposes, with iMedical as the acquirer for accounting purposes. As such, the financial information, including the operating and financial results and audited financial statements included in this Current Report on Form 8-K are that of iMedical rather than that of our company prior to the completion of the transactions described herein.

FORWARD-LOOKING STATEMENTS

This report contains forward-looking statements. Forward-looking statements are projections in respect of future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “intends”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential”, or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks listed under the section entitled “Risk Factors” commencing on page 18 of this report, which may cause our or our industry’s actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity or performance. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

In this Current Report, unless otherwise specified, all dollar amounts are expressed in United States dollars. Except as otherwise indicated by the context, references in this report to “Company”, “we,” “us” and “our” are references to Biotricity Inc., formerly known as Metasolutions, Inc., including the operating and financial results of iMedical. References to iMedical refer to such company prior to the Acquisition Transaction.

Item 1.01	Entry into a Material Definitive Agreement

Acquisition Transaction

Assignment and Assumption Agreement

Immediately prior to the closing of the Acquisition Transaction, we transferred all of the then-existing business, properties, assets, operations, liabilities and goodwill of the Company, to W270 SA, a Costa Rican Corportation, pursuant to an Assignment and Assumption Agreement (the “Assignment and Assumption Agreement”). Accordingly, as of immediately prior to the closing of the Acquisition Transaction, we had no assets or liabilities.

A copy of the Assignment and Assumption Agreement is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated by reference herein.

Acquisition of iMedical

On February 2, 2016, we entered into an Exchange Agreement with 1061806 BC LTD. (“Callco”), a British Columbia corporation and our wholly owned subsidiary, Exchangeco, iMedical and the former shareholders of iMedical (the “Exchange Agreement”), whereby Exchangeco acquired 100% of the outstanding common shares of iMedical, taking into account the Exchangeable Share Transaction (as defined below). After giving effect to this transaction, we commenced operations through iMedical.

A copy of the Exchange Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Effective on the closing of the Acquisition Transaction:

(a)

the Company issued approximately 1.197 shares of its common stock in exchange for each common share of iMedical held by iMedical shareholders who in general terms, are not residents of Canada (for the purposes of the Income Tax Act (Canada)) (the “Non-Eligible Holders”);

(b)

shareholders of iMedical who in general terms, are Canadian residents (for the purposes of the Income Tax Act (Canada)) (the “Eligible Holders”) received approximately 1.197 Exchangeable Shares in the capital of Exchangeco in exchange for each common share of iMedical held.

(collectively, (a) and (b) being, the “Exchangeable Share Transaction”);

(c)

each outstanding option (each an “Option”) to purchase common shares in iMedical (whether vested or unvested) was exchanged, without any further action or consideration on the part of the holder of such option, for approximately 1.197 economically equivalent replacement options (each a “Replacement Option”) with an inverse adjustment to the exercise price of the Replacement Option to reflect the exchange ratio of approximately 1.197:1;

(d)

each outstanding warrant (each a “Warrant”) to purchase common shares in iMedical was adjusted, in accordance with the terms thereof, such that it entitles the holder to receive approximately 1.197 shares of the common stock of the Company for each Warrant, with an inverse adjustment to the exercise price of the Warrants to reflect the exchange ratio of approximately 1.197:1;

(e)

each outstanding advisor warrant (each an “Advisor Warrant”) to purchase common shares in iMedical was adjusted, in accordance with the terms thereof, such that it entitles the holder to receive approximately 1.197 shares of the common stock of the Company for each Advisor Warrant, with an inverse adjustment to the exercise price of the Advisor Warrants to reflect the exchange ratio of approximately 1.197:1; and

(f)

the outstanding 11% secured debentures of iMedical (each a “Convertible Debenture”) were adjusted, in accordance with the adjustment provisions thereof, as and from closing, so as to permit the holders to convert (and in some circumstances permit the Company to force the conversion of) the Convertible Debentures into shares of the common stock of the Company at an adjusted conversion price of US$1.50.

Pursuant to the rights and privileges of the Exchangeable Shares, the holders of such Exchangeable Shares maintain the right to: (i) receive dividends equal to, and to be paid concurrently with, dividends paid by the Company to the holders of its common stock; (ii) vote, through the Trustee’s voting of the Special Voting Preferred Stock (as defined herein), on all matters that the holders of Common Stock of the Company are entitled to vote upon; and (iii) receive shares of Common Stock of the Company upon the liquidation or insolvency of the Company or upon the redemption of such Exchangeable Shares by Exchangeco. The Exchangeable Shares do not give the holders thereof any economic, voting, or other control rights over either Exchangeco or iMedical.

The rights and preferences of the Exchangeable Shares are filed as Exhibit 4.1 to this Current Report on Form 8-K and are incorporated by reference herein.

As part of the Exchangeable Share Transaction, we entered into the following agreements, each dated February 2, 2016:

•

Voting and Exchange Trust Agreement (the “Trust Agreement”) with Exchangeco, Callco and Computershare Trust Company of Canada (the “Trustee”); and

•

Support Agreement (the “Support Agreement”) with Exchangeco and Callco.

Pursuant to the terms of the Trust Agreement, the parties created a trust for the benefit of its beneficiaries, which are the holders of the Exchangeable Shares, enabling the Trustee to exercise the voting rights of such holders until such time as they choose to redeem their Exchangeable Shares for shares of the common stock of the Company, and allowing the Trustee to hold certain exchange rights in respect of the Exchangeable Shares.

As a condition of the Trust Agreement and prior to the execution thereof, we filed a Certificate of Designation with the Nevada Secretary of State, effective February 2, 2016, designating a class of our preferred shares as the Special Voting Preferred Stock (the “Special Voting Preferred Stock”) and issued one share of the Special Voting Preferred Stock to the Trustee.

A copy of the Certificate of Designation is filed as Exhibit 4.2 to this Current Report on Form 8-K and is incorporated by reference herein.

The Special Voting Preferred Stock entitles the Trustee to exercise the number of votes equal to the number of Exchangeable Shares outstanding on a one-for-one basis during the term of the Trust Agreement. The Trust Agreement further sets out the terms and conditions under which holders of the Exchangeable Shares are entitled to instruct the Trustee as to how to vote during any stockholder meetings of our company.

Pursuant to the terms of the Trust Agreement, we granted the Trustee the right to require the Company to purchase the Exchangeable Shares from any beneficiary upon the occurrence of certain events including in the event that we are bankrupt, insolvent or our business is wound up. The Trust Agreement continues to remain in force until the earliest of the following events: (i) no outstanding Exchangeable Shares are held by any beneficiary under the Trust Agreement; and (ii) each of iMedical and us elects to terminate the Trust Agreement in writing and the termination is approved by the beneficiaries.

A copy of the Trust Agreement is filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated by reference herein.

Pursuant to the terms of the Support Agreement, we agreed to certain covenants while the Exchangeable Shares were outstanding, including: (i) not to declare or pay any dividends on our common stock unless Exchangeco simultaneously declares or pays an equivalent dividend for the holders of the Exchangeable Shares; (ii) advising Exchangeco in advance of any dividend declaration by the Company; (iii) ensure that the record date for any dividend or other distribution declared on the shares of the Company is not less than seven days after the declaration date of such dividend or other distribution; (iv) taking all actions reasonably necessary to enable Exchangeco to pay and otherwise perform its obligations with respect to the issued and outstanding Exchangeable Shares; (v) to ensure that shares of the Company are delivered to holders of Exchangeable Shares upon exercise of certain redemption rights set out in the agreement and in the rights and restrictions of the Exchangeable Shares; and (vi) reserving for issuance and keeping available from our authorized common stock such number of shares as may be equal to: (A) the number of Exchangeable Shares issued and outstanding from time to time; and (B) the number of Exchangeable Shares issuable upon the exercise of all rights to acquire Exchangeable Shares from time to time.

The Support Agreement also outlines certain restrictions on our ability to issue any dividends, rights, options or warrants to all or substantially all of our stockholders during the term of the agreement unless the economic equivalent is provided to the holders of Exchangeable Shares. The Support Agreement is governed by the laws of the Province of Ontario.

A copy of the Support Agreement is filed as Exhibit 10.4 to this Current Report on Form 8-K and is incorporated by reference herein.

As of the Acquisition Transaction, an aggregate of 6,500,000 shares of our common stock were deemed cancelled, all of which were held by our former President and Chief Executive Officer.

Following the Acquisition Transaction, as of the date of this Current Report on Form 8-K, there were an equivalent of approximately 25,000,000 shares of our common stock issued and outstanding of which pre-existing stockholders hold 2,500,000 are held by existing stockholders and former iMedical shareholders hold: (a) an equivalent of 9,123,031 shares of our common stock through their ownership of 100% of the Exchangeable Shares and (b) 13,376,947 shares of our common stock directly.

As a result, our pre-Acquisition Transaction stockholders hold approximately 10% of our issued and outstanding shares of Common Stock (which could be decreased to approximately 7.2%), and the former stockholders of iMedical hold approximately 90% of our issued and outstanding shares of Common Stock (which could be increased to approximately 92.8%) either directly or indirectly through their ownership of 100% of the Exchangeable Shares.

Furthermore, up to 750,000 shares of our common stock that were outstanding prior to the Acquisition Transaction are held in escrow and are subject to forfeiture in the event we are not able to raise $6 million within 6 months of the date of the Acquisition Transaction.

Any shares of our common stock and any Exchangeable Shares, in either case that were issued in the Exchangeable Share Transaction, will be subject to the following lock-up schedule (unless such schedule is accelerated at the discretion of our board of directors, with the written consent of Highline Research Advisors, LLC, an adviser):

(a)

10% shall be released upon effectiveness of the registration statement in Form S-1 proposed to be filed with the U.S. Securities and Exchange Commission, allowing for the resale of such shares as provided therein (the "S-1 Filing");

(b)

25% shall be released on the 6 month anniversary of effectiveness of the S-1 Filing;

(c)

50% shall be released on the 9 month anniversary of effectiveness of the S-1 Filing; and

(d)

the remaining 15% shall be released on the 12 month anniversary of effectiveness of the S-1 Filing.

The Company intends to file the S-1 Filing as soon as practicable after the filing of this Current Report on Form 8-K.

Item 2.01	Completion of Acquisition or Disposition of Assets

The disclosure in Item 1.01 of this Current Report on Form 8-K regarding the Acquisition Transaction is incorporated herein by reference in its entirety.

FORM 10 DISCLOSURE

As disclosed elsewhere in this Current Report on Form 8-K, we acquired iMedical at the consummation of the Acquisition Transaction. Item 2.01(f) of Form 8-K provides that if the Company was a shell company, other than a business combination related shell company (as those terms are defined in Rule 12b-2 under the Exchange Act) immediately before the Acquisition Transaction, then the Company must disclose the information that would be required if the Company were filing a general form for registration of securities on Form 10 under the Exchange Act reflecting all classes of the Company’s securities subject to the reporting requirements of Section 13 of the Exchange Act upon consummation of the Acquisition Transaction.

To the extent that the Company might have been considered to be a shell company immediately before the Acquisition Transaction, we are providing below the information that we would be required to disclose on Form 10 under the Exchange Act if we were to file such form. Please note that, unless the context otherwise requires, the information provided below relates to the combined Company after the acquisition of iMedical.

DESCRIPTION OF BUSINESS

Corporate Overview

Our Company was incorporated on August 29, 2012 in the State of Nevada. At the time of our incorporation the name of our company was Metasolutions, Inc. On January 27, 2016, we filed with the Secretary of State of the State of Nevada a Certificate of Amendment to our Articles of Incorporation (the “Certificate of Amendment”), effective as of February 1, 2016, whereby, among other things, we changed our name to Biotricity Inc. and increased the authorized number of shares of common stock from 100,000,000 to 125,000,000 and “black check” preferred stock from 1,000,000 to 10,000,000.

iMedical was incorporated on July 3, 2014 under the Canada Business Corporations Act. Sensor Mobility Inc. was incorporated on July 22, 2009 under the laws of the Province of Ontario, Canada. Sensor Mobility was also engaged in research and development activities within the remote monitoring segment of preventative care. On August 11, 2014, all the stockholders of Sensor Mobility entered into a series of rollover agreements for the sale of their shares to iMedical. Pursuant to these agreements, all the stockholders of Sensor Mobility received twice the number of shares of iMedical in exchange for their shares in Sensor Mobility. Accordingly, iMedical issued 11,829,500 shares in exchange for 5,914,750 shares of Sensor Mobility, which were subsequently cancelled, effective November 21, 2014. As the former stockholders of Sensor Mobility became the majority stockholders of iMedical in such transaction, it was accounted for as a reverse merger and was treated as an acquisition of iMedical (legal acquirer) and a recapitalization of Sensor Mobility (accounting acquirer). As Sensor Mobility was the accounting acquirer, the results of its operations carried over. Consequently, the assets and liabilities and the historical operations reflected in this Current Report on Form 8-K for the periods prior to November 21, 2014 are those of Sensor Mobility. Effective from November 21, 2014, iMedical’s financial statements include the assets, liabilities and operations of iMedical.

iMedical’s principal executive office is located at 75 International Blvd., Suite 300, Toronto, ON Canada M9W 6L9, and its telephone number is (416) 214-3678. It also has executive offices at 275 Shoreline Drive, Redwood City, California. Our website address is www.biotricity.com. The information on our website is not part of this Current Report on Form 8-K.

Description of Business

Company Overview

Biotricity is a leading-edge medical technology company focused on biometric data monitoring solutions. Our aim is to deliver innovative, remote monitoring solutions to the medical, healthcare, and consumer markets, with a focus on diagnostic and post-diagnostic solutions for lifestyle and chronic illnesses. We approach the diagnostic side of remote patient monitoring by applying innovation within existing business models where reimbursement is established. We believe this approach reduces the risk associated with traditional medical device development and accelerates the path to revenue. In post-diagnostic markets, we intend to apply medical grade biometrics to enable consumers to self-manage, thereby driving patient compliance and reducing healthcare costs. We intend to first focus on a segment of the multi-billion-dollar diagnostic mobile cardiac telemetry market, otherwise known as MCT.

To date, we have developed our Bioflux MCT technology which is comprised of a monitoring device and software component, verified our business model, and built strategic partnerships to accelerate our go-to-market strategy and growth.

We have established research partnerships with academic institutions such as the University of Calgary, and federal research organizations such as the National Research Council of Canada (NRCC). We are also currently engaged in a collaboration with the Rockyview General Hospital in Calgary, Canada, to determine the predictive value of electrocardiogram (ECG) readings in preventative healthcare applications. The study is designed to identify novel patterns in ECG readings that may be translated into probability models for use in the development of proprietary algorithms for diagnostic applications, and to determine if ECG readings have predictive value for use in preventative healthcare applications, such as self-managed care. The research is partly funded by the NRCC.

Market Overview

Chronic diseases are the number one burden on the healthcare system, driving up costs year over year. Lifestyle related illnesses such as obesity and hypertension are the top contributing factors of chronic conditions including diabetes and heart disease. Government and healthcare organizations are focused on driving costs down by shifting to evidence-based healthcare where individuals, especially those suffering from chronic illnesses, engage in self-management. This has led to massive growth in the connected health market, which is projected to reach $59 billion by 2020 at a compound annual growth rate (CAGR) of 33.4%. Remote patient monitoring (RPM), one of the key areas of focus for self-management and evidence-based practice, is growing at a CAGR of 49%, with an estimated 36 million patients using such solutions by 2020. Currently, over 50% of hospitals are already using RPM solutions to improve risk management and care quality.

 The number one cost to the healthcare system is cardiovascular disease (CVD), responsible for 1 in every 6 healthcare dollars spent in the US. By 2030, CVD is expected to have an impact of over $1 trillion in medical expenses and lost productivity. With CVD also being the number one cause of death worldwide, early detection, diagnosis, and management of chronic cardiac conditions are necessary to relieve the increasing burden on the healthcare infrastructure. Diagnostic tests such as ECGs are used to detect, diagnose and track certain types of cardiovascular conditions. We believe that the rise of lifestyle related illnesses associated with heart disease has created a need to develop cost-effective diagnostic mechanisms to fill a hole in the current ECG market.

The global ECG market is expected to be worth $26 billion in 2020 and is growing at a CAGR of 4.7%. The factors driving this market include an aging population, an increase in chronic diseases related to lifestyle choices, improved technology in diagnostic ECG devices, and high growth rates of ECG device sales.

The US portion of the ECG market is expected to be worth $9.32 billion in 2020 and is comprised of three major segments: resting (non-stress) ECG systems, stress ECG systems, and event monitoring systems. The event monitoring segment alone is expected to be worth $4.66 billion in 2020, and is currently broken into the Holter, Event Loop, and MCT monitoring categories.

We believe that MCT is the preferred diagnostic choice of physicians and cardiologists, as it increases the quality of care and reduces patient risk. The MCT diagnostic is a robust, continuous, remote monitoring solution for cardiac arrhythmia, and it often eliminates the need for expensive overnight monitoring in a hospital. However, the MCT devices currently available are based on outdated technologies which often require a patient to wear a bulky device, and are not readily accessible.

In the US, MCT tests are primarily conducted through outsourced Independent Diagnostic Testing Facilities (IDTFs) that are reimbursed at an average rate of $850 per diagnostic test. There are currently five competitors within the US MCT diagnostic market, which have effectively restricted MCT services to outsourced clinics and locked physicians out of the MCT market with no ability to receive financial reimbursement for MCT diagnostics.

We intend to enter our MCT diagnostic device and software solution into the market as the sixth competitor and employ an insourcing business model. This proposed business model is applicable to a significantly larger portion of the total available market, which include hospitals, physicians’ offices and other IDTFs. We believe our insourcing model has the benefit of a reduced operating overhead by offering our solution on a pay-per-use basis, enabling a more efficient market penetration and distribution strategy.

Our vision is to revolutionize the MCT market by providing a convenient, cost-effective, integrated MCT solution, inclusive of both software and hardware for the providers and the patients. The solution is designed as a platform to encompass all segments of the event monitoring market, and future market growth.

Our Bioflux MCT solution is comprised of a uniquely designed monitoring device that is pending 510(k) clearance and an ECG reporting software component that is already FDA cleared and has 300 existing customers, enabling us to introduce the Bioflux device quickly and efficiently into the marketplace. We believe the Bioflux solution is superior to its competitors because it:

•

offers better and/or equivalent diagnostics to current MCT devices in use;

•

provides recurring reimbursements to doctors, hospitals and IDTFs;

•

provides a revenue model that fits within the established insurance billing practices;

•

provides built-in cellular connectivity, enabling immediate alert to user in the event of an emergency;

•

provides motion tracking to detect exercise, activity, and disorientation; and

•

incorporates technology that is future-ready, in that its form and function enables opportunities adjacent to the MCT market.

Following Bioflux, we intend to introduce medical-grade monitoring into the consumer market via our proposed Biolife solution, which we are designing to improve healthcare with technology that aids chronic disease prevention. Biolife is expected to be designed to empower individuals by creating a compliance optimized user experience that combines ECG data and social media interactivity with a lifestyle log. Design and development is already underway, and Biolife is scheduled to launch in the Fall of 2016.

Market Opportunity

ECGs are a key diagnostic test utilized in the diagnosis of cardiovascular disease, the number one cause of death worldwide. The global ECG market is projected to be worth $26 billion in 2020, of which approximately 36% ($9.32 billion) is attributed to the US ECG market, with event monitoring accounting for $4.66 billion of that. In the US in 2012, there were 26.6 million people living with cardiovascular disease with an additional 2.5 million people being diagnosed every year. The increasing market size is attributed to an aging population and an influx in chronic diseases related to lifestyle choices.

The US ECG market is divided into three major product segments:

1. Event monitoring systems;

2. Stress ECG systems; and

3. Resting (non-stress) ECG systems.

Event monitoring systems are projected to grow the fastest due to a shift from in-hospital/clinic monitoring to outpatient monitoring. This shift is expected to help reduce health care costs by limiting the number of overnight hospital stays for patient monitoring. We believe that physicians prefer event monitoring systems over resting and stress ECG systems because they provide better insight to the patient’s condition for diagnostic purposes.

The event monitoring market is divided into the Holter, Event Loop and Mobile Cardiac Telemetry (MCT) product segments, of which Holter and Event Loop are the current market leaders. Amongst event monitoring systems, we believe that the preferred choice of physicians and cardiologists is MCT, because of its ability to continuously monitor patients in real-time, thereby reducing a patient’s risk and a physician’s liability. MCT devices have built-in arrhythmia detectors and real-time communication, which allow physicians to prescribe the device for a longer period of time; thereby enabling prolonged data collection and delivering a more complete picture for diagnosis.

We believe that Holter and Event Loop solutions compromise patient safety because they lack the ability to alert the patient in the event of an emergency. With Holter and Event Loop monitoring, ECG data is not uploaded or transmitted in real-time. Comparatively, if the patient were monitored through an MCT device with real-time ECG data transfer and cellular network access, then in the event of cardiac distress, the monitoring center would immediately send communication to the patient.

Despite our belief that MCT is the optimal solution and the preferred system, the MCT Market is the smallest segment of event monitoring systems with an estimated size of approximately $918 million. This is because the reimbursement revenues associated with MCT incentivizes the dominant solution providers to earn the fees independent of the physician. This creates a critical problem in the marketplace where physicians have the choice to either use the Holter/Event monitor, or lose money and prescribe an MCT. An additional option is to incur huge costs to build out MCT capabilities in order to prescribe MCT. As a result, we believe that physicians will mostly prescribe MCT tests on high-risk patients only, where real-time communication is critical.

In order to properly administer the MCT test, a healthcare provider must have access to three essential components:

1.

The MCT device;

2.

An ECG viewing software that is capable of reading the data recorded from the device; and

3.

A monitoring station that collects the ECG data and responds to the patient in case of an alarm detection.

In addition, there is a shortage in the number of MCT solutions available, as the current MCT diagnostic providers essentially control all of the current MCT devices and software. Since MCT requires an FDA-cleared device, FDA-cleared ECG software, and remote monitoring capabilities, very few companies have attempted to create an all-encompassing solution due to regulatory and development timelines. Currently, there are only 5 MCT solutions within the market of which there are both solution providers and device manufacturers. There also exists overlap amongst the providers and device manufacturers, leading to further confusion and marketplace complexities.

Of the five MCT systems currently available in the market, three are owned by solution providers (IDTFs) who employ an outsourcing business model and we believe are unwilling to sell to physicians. The other two MCT providers we believe are willing to sell their solution at prohibitively high prices for devices plus upfront software costs and a per test fee for monitoring. One of these MCT devices does not have scalable software; and the other lacks monitoring software, requiring a customer to acquire third party software and incur integration expenses. In these two scenarios, the physician would have to incur upfront costs that would take time to recoup before profits are realized.

The limited number of competitors makes this an attractive market for new entrants. However, entry into the market requires a hardware device coupled with ECG software and access to a monitoring station. Two of the five MCT players have done so by building their own monitoring infrastructure, developing their own ECG software and utilizing TZ Medical’s MCT device. However, this is capital intensive and we believe cost prohibitive for hospitals and clinics. These barriers are in our opinion the key reasons as to why Holter and Event Loop have maintained a significant portion of the $4.66 billion US event monitoring market.

The Bioflux MCT solution and business model attempts to address these complications with its complete, turn-key solution, which consists of an easy-to-wear GSM-enabled cardiac monitoring device, ECG viewing software and access to a 24/7 ECG monitoring center. Bioflux employs an insourced business model, where the physician and/or hospital are sharing the profits with Biotricity. The entire Bioflux solution is expected to be free to doctors and revenue is expected to be derived from insurance reimbursable ECG reads. We expect that service providers such as physicians, clinics and/or hospitals can request as many devices as they require, at no cost, provided they are utilized. This business model creates a partnership between Biotricity and the service provider, where revenue is generated based on usage. Using an average reimbursement of $850, for instance, the proceeds could be distributed as follows: $150 could go to the monitoring center, with the balance split between Biotricity and the service provider. If the service provider has the internal capability of doing the monitoring, then $500 could go to the service provider and $350 would go to Biotricity.

Market Strategy

The Bioflux MCT device is expected to be deployed into hospitals, clinics, physicians’ offices and IDTFs, on a pay-per-use basis. The MCT diagnostic read currently is a reimbursable service from payers such as Medicare and insurance companies. In the United States, billing codes for an MCT diagnostic read are currently available under the American Medical Association Current Procedural Terminal, with a current average reimbursement rate of $850 per read (a read is between 3 and 14 days long).

We believe that Bioflux’s pay-per-use strategy, with no fee for device purchases, is a significant and disruptive departure from the pricing and reimbursement strategies of the five existing competitors in the MCT market, which use a ‘closedgarden’ model to MCT diagnostics, where the entire procedure and reimbursement is restricted to an outsourced model. The physicians, clinics, hospitals and IDTFs do not receive any financial incentive to switch to the MCT diagnostic, from other non-MCT devices (i.e. Holter and Event Loop recording monitors).

Bioflux’s pricing reimbursement strategy is enabled by planned low-cost manufacturing, and supported by a robust and sustainable gross margin (approximately 83%) on the revenue generated from each MCT diagnostic read. This in turn creates a barrier to entry for other competitors seeking to emulate Biotricity’s strategy.

The pay-per-use strategy expected to be employed by Biotricity provides a financial incentive for the healthcare provider to switch devices or technologies (i.e. from Holter and Event Loop) and other cardiac diagnostic solutions. This strategy simultaneously incentivizes major medical distributors to place multiple devices in Biotricity’s target markets: physicians’ offices, clinics, hospitals, and IDTFs.

In early 2016, Biotricity expects to simultaneously roll-out its first devices to existing users of the ECG viewer software and key opinion leaders such as cardiologists, physicians, and research scientists. In 2017, we expect to begin widespread distribution with the addition of a major channel distributor to enable a market penetration of approximately 2,213 physician offices (out of approximately 221,235 physician offices in the U.S.), 58 hospitals (out of approximately 5,754 hospitals in the U.S.), and 30 IDTFs (out of 3,000 estimated IDTFs in the U.S.).

Our insourcing business model has been validated with on-the ground market research with end-users and payers who have indicated that they are (1) willing to switch to the Biotricity MCT device from existing modalities, and (2) accept Biotricity’s share of the MCT diagnostic service reimbursement in exchange for a no-cost delivery of the MCT device.

Product and Technology

Bioflux is an advanced, integrated ECG device and software solution for the MCT market. The Bioflux device is comprised of a wet electrode and worn either on a lanyard around the neck or on a belt clip around the waist. The Bioflux software will allow doctors and labs to view a patient’s ECG data for monitoring and diagnostic purposes. Both the device and software are in accordance with MCT billing code standards, compliant with arrhythmia devices and alarms as defined by the FDA, and are pending 510(k) clearance.

The Bioflux MCT device is optimized to allow production at a significantly lower cost than many of the existing MCT devices. The cost-effective manufacturing of Bioflux enables the device to be distributed for free, while allowing Bioflux to receive a fee-for-service reimbursement for each diagnostic read. This combination creates a barrier to entry for existing competitors and future entrants.

The Bioflux device has been developed, among other things, with the following features:

•

GSM mobile chip for global cellular network compatibility;

•

Touch-screen LCD viewer; and

•

Extended battery pack for an additional 48 hours of battery life.

The Bioflux platform has a built-in cellular chipset and a real-time embedded operating system which allows for Biotricity’s technology to be utilized as an Internet of Things (IoT) platform. This technology can be leveraged into other applications and industries by utilizing the platform and OS side of Bioflux.

We have licensed on an exclusive basis for the MCT market, what we believe is the only FDA cleared ECG viewer software for use in MCT, from CardioComm Solutions Inc. CardioComm’s ECG viewer software is already installed and utilized by hospitals and call centers, and we believe we can leverage this familiarity to gain access to decision makers at such hospitals and call centers. Bioflux is integrating the ECG software between the device and the ECG viewer software for a seamless user experience.

Future Markets

It is widely reported that chronic illnesses related to lifestyle diseases are on the rise, resulting in increased healthcare costs. This has caused a major shift in the US healthcare market, emphasizing a need for evidence based healthcare system focused on overall health outcomes. Patient compliance is a critical component in driving improved health outcomes, where the patient adheres to and implements their physician’s recommendation. Unfortunately, poor patient compliance is one of the most pressing issues in the healthcare market. One of the key contributing factors to this is the lack of a feedback mechanism to measure improvement and knowledge. Studies show that poor patient compliance costs the US healthcare system $100 to $300 billion annually, representing 3% to 10% of total US healthcare costs.

The above trends point to a need for preventative care solutions that are clinically relevant and designed for the consumer to promote compliance. Current consumer products are simple gadgets with limited, if any, clinical relevance. This forces patients to rely on clinical visits to gauge improvement, with time between visits being spent on following and implementing physician recommendations. Research has shown that the latter is closely linked to non-compliance due to the lack of feedback to patients.

We expect that Biolife, Biotricity’s planned second product, will be focused on filling this need by developing a clinically relevant, preventative care and disease management solution for the consumer. A key underlying component of Biolife is expected to be the ability to measure patient improvements—with clinical accuracy—which will drive feedback and eventual patient compliance. This approach is implemented in our development process by focusing on a disease/chronic illness profile, as opposed to a customer profile. We are focused on cardiovascular disease for its first preventative care solution since Bioflux is aimed at the same health segment. This will enable Biotricity to leverage the knowledge and expertise gained with Bioflux and apply it to Biolife.

Preventative Care

The preventative care market (also referred to as the health and wellness market) is currently estimated at $452 billion in 2015. The preventative care market segments include: core diagnostic market and therapeutics ($42 billion), personalized medical care ($100 billion) and nutrition and wellness ($310 billion).

With the knowledge and expertise gained during the development of the Bioflux MCT solution, we have developed a secondary device, Biolife, aimed at the preventative consumer healthcare market. Biolife is a health and lifestyle solution comprised of an ECG monitoring device, an app, and social media support. Biolife will track, simplify and generate a user’s health pattern score by aggregating medical grade ECG data with a lifestyle log. The idea is to provide real-time feedback and a social support system, so that the individual is motivated to be proactive about preventing adverse cardiac complications.

Biolife’s target market are individuals between 45 to 75, and those at risk for cardiovascular disease and other chronic health illnesses who want the support of making lifestyle changes to have a better quality of life.

We are currently prepared to enter future markets for users that are interested in:

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Self-management of cardiovascular disease and other related chronic diseases;

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Users seeking lifestyle and wellness applications for remote ECG monitoring; and

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Users seeking a predictive and prognostic solution using ECG (known as Heart Rate Variability).

Adjacent Chronic Healthcare Markets and Prenatal Care

In the next two years, we intend to expand our reach with medical-grade solutions for diabetes, sleep apnea, fetal monitoring, and other adjacent healthcare and lifestyle markets.

Bionatal is a proposed solution for monitoring the fetus’ health by remote cardiac monitoring. In the US, there are approximately 60,000 fetal deaths per year. First time mothers are at the greatest risk for still births, approximating 20% of 840,000 pregnancies. Bionatal’s fetal ECG monitoring solution has a total market of $2.3 million, with an initial target of 900,000 pregnancies.

Event Monitoring

The Holter and Event Loop monitors are significantly simplified versions of an MCT device without a cellular connectivity solution. Holter and Event Loop monitors require data to be downloaded manually, for test periods of 24 hours to 30 days. With just a few adjustments to the software, Bioflux’s MCT device is expected to be able to be used as a Holter or an Event loop monitor, which would open up the entire Holter and Event Loop monitor markets which are estimated to be $3.7 billion in 2020. Combined with Bioflux’s global cellular chipset, the Bioflux MCT device can become a 3 in 1 device that is applicable to the global event monitoring market. Bioflux intends to offer this complete solution to its three target markets: physicians, clinics/hospitals and IDTFs, which includes the Bioflux MCT device, Bioflux ECG software, and access to a third party ECG monitoring center. There will be no-cost to any of Biotricity’s customers for the device itself, and the entire revenue is derived from the pay-per-use service.

Competition

The medical technology equipment industry is characterized by strong competition and rapid technological change. There are a number of companies developing technologies that are competitive to our existing and proposed products, many of them, when compared to our Company, having significantly longer operational history and greater financial and other resources.

Within the US event monitoring systems market, the MCT product segment is comprised of 5 main competitors. These competitors have increased market presence and distribution primarily through existing IDTFs. The existing competitors have maintained a competitive advantage within the market by controlling the distribution of all available MCT devices and software solutions. The five primary competitors in the MCT market are:

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CardioNet.  CardioNet is a public company in the US, with the largest network of IDTFs within the MCT market. CardioNet is considered a complete solution provider as it produces and distributes its own MCT device, software solution, and MCT monitoring stations. The company acquired its MCT device through the acquisition of a MCT manufacturer, Braemar. Upon acquisition of Braemar, CardioNet offered limited support to other clients utilizing Braemar’s technology. This resulted in CardioNet increasing the use of its device and software solution, enabling wide market penetration.

We believe that CardioNet’s business model is focused on providing the MCT diagnostic service, as opposed to selling MCT solutions to other IDTFs or service providers, which enables a perpetual per-read fee as opposed to one time device or software sales. Equity research analysts categorize CardioNet as a clinical health provider, because of its business model, rather than as a medical device company.

As such, we believe that CardioNet’s market cap is limited by the low multiples associated with that type of business, and, as a clinical health provider, CardioNet has significant overhead and fixed costs associated with monitoring stations and health professionals.

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LifeWatch.  LifeWatch is a public company based in Switzerland. LifeWatch operates a large network of IDTFs. LifeWatch is smaller relative to CardioNet, yet we believe it follows the same business model. To this end, LifeWatch has developed its own MCT device and software solution, as well as established MCT monitoring stations.

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eCardio.  eCardio is a private company, based in Houston, Texas. eCardio’s device is manufactured by a third party medical device company, TZ Medical. eCardio has integrated TZ Medical’s device with its software solution to create a complete MCT solution. Similar to LifeWatch and CardioNet, we believe eCardio follows the same business model of offering the MCT service and acting as a clinical health provider.

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Linecare.  Linecare is a private company, based in Clearwater, Florida. We believe that Linecare’s main focus is respiratory care, but it also has franchises in diagnostic care, including the MCT product segment of the ECG monitoring market. Linecare has followed a similar approach as eCardio, where they have integrated TZ Medical’s device into their software solution to offer a complete MCT service. Similarly, it acts as a clinical health provider and offers its MCT service as an outsourced offering to the physician.

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ScottCare.  ScottCare is a private company in the US and a subsidiary of Scott Fetzer Company, a division of Berkshire Hathaway. ScottCare provides equipment for cardiovascular clinics and diagnostic technicians. ScottCare has built its own MCT device and software solution. Unlike the others, ScottCare offers its solution in an insourced model, where the physician has the opportunity to bill. This model requires the physician to purchase a minimum number of devices at an average cost of $2,000 and their software at a cost of $25,000 to $40,000. After this initial upfront cost, ScottCare charges an additional per test fee for monitoring. The above model creates a long ROI for the physician. In our opinion, this has resulted in little market penetration for ScottCare as compared to the others.

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TZ Medical.  TZ Medical is a medical device company that focuses on manufacturing a variety of medical devices. TZ Medical is not a direct competitor as they produce an MCT device that is available for purchase. However, TZ Medical does not have a software solution, requiring any new entrant to either acquire or build out a software solution and then integrate that with the TZ Medical device. This creates a requirement for a large upfront capital investment. As a result, this approach only works for organizations looking to become MCT solution providers with the same business model as the others.

Intellectual Property

We primarily rely on trade secret protection for our proprietary information. No assurance can be given that we can meaningfully protect our trade secrets. Others may independently develop substantially equivalent confidential and proprietary information or otherwise gain access to, or disclose, our trade secrets.

We have licensed on an exclusive basis for the MCT market, what we believe is the only FDA cleared ECG viewer software for use in MCT, from CardioComm Solutions Inc. The exclusivity is indefinite unless earlier terminated in accordance with the terms of the agreement, including by CardioComm if we fail to remain current in the payment of applicable royalty fees.

We have and generally plan to continue to enter into non-disclosure, confidentially and intellectual property assignment agreements with all new employees as a condition of employment. In addition, we intend to also generally enter into confidentiality and non-disclosure agreements with consultants, manufacturers’ representatives, distributors, suppliers and others to attempt to limit access to, use and disclosure of our proprietary information. There can be no assurance, however, that these agreements will provide meaningful protection or adequate remedies for our trade secrets in the event of unauthorized use or disclosure of such information.

We also may from time to time rely on other intellectual property developed or acquired, including patents, technical innovations, laws of unfair competition and various other licensing agreements to provide our future growth and to build our competitive position. We have filed an industrial design patent in Canada, and we may decide to file for additional patents as we continue to expand our intellectual property portfolio. However, we can give no assurance that competitors will not infringe on our patent or other rights or otherwise create similar or non-infringing competing products that are technically patentable in their own right.

Currently, we do not have any registered copyrights; however, we may obtain such registrations in the future.

Research and Development

Our research and development programs are generally pursued by engineers and scientists employed by us in Toronto on a full-time basis or hired as per diem consultants or through partnerships with industry leaders in manufacturing and design and researchers and academia. We are also working with subcontractors in developing specific components of our technologies.

The primary objective of our research and development program is to advance the development of our existing and proposed products, to enhance the commercial value of such products.

We have incurred research and development costs of $832,661 for the year ended December 31, 2014 and $241,730 for the year ended December 31, 2013, and $326,206 and $891,719 for the three and nine months ended September 30, 2015.

Government Regulation

General

Our proposed product is subject to regulation by the U.S. Food and Drug Administration (“FDA”) and various other federal and state agencies, as well as by foreign governmental agencies. These agencies enforce laws and regulations that govern the development, testing, manufacturing, labeling, advertising, marketing and distribution, and market surveillance of the our medical device products.

In addition to the below, the only regulations we encounter are the regulations that are common to all businesses, such as employment legislation, implied warranty laws, and environmental, health and safety standards, to the extent applicable. We will also encounter in the future industry-specific government regulations that would govern our products, if and when developed for commercial use. It may become the case that other regulatory approvals will be required for the design and manufacture of our products and proposed products.

U.S. Regulation

Under the U.S. Federal Food, Drug, and Cosmetic Act, medical devices are classified into one of three classes — Class I, Class II or Class III — depending on the degree of risk associated with each medical device and the extent of control needed to ensure safety and effectiveness. Our current medical products are expected to be categorized as either Class I (with respect to software) or Class II (with respect to hardware). Class I devices are those for which safety and effectiveness can be assured by adherence to a set of guidelines, which include compliance with the applicable portions of the FDA's Quality System Regulation, facility registration and product listing, reporting of adverse medical events, and appropriate, truthful and non-misleading labeling, advertising, and promotional materials. Class II devices require a 510(k) premarket submission to the US FDA. Equivalent agencies in other countries require similar submissions prior to the device being marketed.

We also need to establish a suitable and effective quality management system, which establishes controlled processes for our product design, manufacturing, and distribution. We plan to do this in compliance with the internationally recognized standard ISO 13485:2013 Medical Devices – Quality Management Systems – Requirements for Regulatory Purposes. Following the introduction of a product, the FDA and foreign agencies engage in periodic reviews of our quality systems, as well as product performance and advertising and promotional materials. These regulatory controls, as well as any changes in FDA policies, can affect the time and cost associated with the development, introduction and continued availability of new products. Where possible, we anticipate these factors in our product development processes. These agencies possess the authority to take various administrative and legal actions against us, such as product recalls, product seizures and other civil and criminal sanctions.

Foreign Regulation

In addition to regulations in the United States, we will be subject to a variety of foreign regulations governing clinical trials and commercial sales and distribution of our products in foreign countries. Whether or not we obtain FDA approval for a product, we must obtain approval of a product by the comparable regulatory authorities of foreign countries before we can commence clinical trials or marketing of the product in those countries. The approval process varies from country to country, and the time may be longer or shorter than that required for FDA approval. The requirements governing the conduct of clinical trials, product licensing, pricing and reimbursement vary greatly from country to country.

The policies of the FDA and foreign regulatory authorities may change and additional government regulations may be enacted which could prevent or delay regulatory approval of our products and could also increase the cost of regulatory compliance. We cannot predict the likelihood, nature or extent of adverse governmental regulation that might arise from future legislative or administrative action, either in the United States or abroad.

Employees

We currently have 25 employees and consultants who are based in our offices located in Toronto, Canada and Silicon Valley, California. These employees oversee day-to-day operations of the Company and with the consultants, support management, engineering, manufacturing, and administration. We have no unionized employees.

Based on funding ability, we currently plan to hire 5 to 10 additional full-time employees within the next 12 months, whose principal responsibilities will be the support of our sales, marketing, research and development, and clinical development activities.

We consider relations with our employees to be satisfactory.

LEGAL MATTERS

From time to time, we may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm business.

We are not currently a party in any legal proceeding or governmental regulatory proceeding nor are we currently aware of any pending or potential legal proceeding or governmental regulatory proceeding proposed to be initiated against us that would have a material adverse effect on us or our business.

DESCRIPTION OF PROPERTY

Our principal executive office is located in leased premises of approximately 5,000 square feet at 75 International Blvd., Suite 300, Toronto, ON Canada M9W 6L9. We also have executive offices at leased premises of approximately 3,500 square feet at 275 Shoreline Drive, Redwood City, California. We believe that these facilities are adequate for our needs, including providing the space and infrastructure to accommodate our development work based on our current operating plan. We do not own any real estate.

RISK FACTORS

The risks set forth below are not the only ones facing our Company. Additional risks and uncertainties may exist that could also adversely affect our business, financial condition, prospects and/or operations. If any of the following or other risks actually materialize, our business, financial condition, prospects and/or operations could suffer. In such event, the value of our securities could decline.

Risks Related to Our Business

We have a limited operating history upon which investors can evaluate our future prospects.

We have a limited operating history upon which an evaluation of its business plan or performance and prospects can be made. The business and prospects of the Company must be considered in the light of the potential problems, delays, uncertainties and complications encountered in connection with a newly established business and creating a new industry. The risks include, but are not limited to, the possibility that we will not be able to develop functional and scalable products and services, or that although functional and scalable, our products and services will not be economical to market; that our competitors hold proprietary rights that preclude us from marketing such products; that our competitors market a superior or equivalent product; that we are not able to upgrade and enhance our technologies and products to accommodate new features and expanded service offerings; or the failure to receive necessary regulatory clearances for our products. To successfully introduce and market our products at a profit, we must establish brand name recognition and competitive advantages for our products. There are no assurances that we can successfully address these challenges. If it is unsuccessful, we and our business, financial condition and operating results could be materially and adversely affected.

The current and future expense levels are based largely on estimates of planned operations and future revenues rather than experience. It is difficult to accurately forecast future revenues because our business is new and our market has not been developed. If our forecasts prove incorrect, the business, operating results and financial condition of the Company will be materially and adversely affected. Moreover, we may be unable to adjust our spending in a timely manner to compensate for any unanticipated reduction in revenue. As a result, any significant reduction in revenues would immediately and adversely affect our business, financial condition and operating results.

We have had no revenues since inception, and we cannot predict when we will achieve profitability.

iMedical has not been profitable and cannot predict when we will achieve profitability. We have experienced net losses and have had no revenues since our and our predecessor’s inception in 2009. We do not anticipate generating significant revenues until we successfully develop, commercialize and sell our existing and proposed products, of which we can give no assurance. We are unable to determine when we will generate significant revenues, if any, from the sale of any of such products.

We cannot predict when we will achieve profitability, if ever. Our inability to become profitable may force us to curtail or temporarily discontinue our research and development programs and our day-to-day operations. Furthermore, there can be no assurance that profitability, if achieved, can be sustained on an ongoing basis. As of September 30, 2015, we had an accumulated deficit of $7,736,844.

We may never complete the development of the Bioflux or any of our other proposed products into marketable products.

We do not know when or whether we will successfully complete the development of the Bioflux or any other proposed or contemplated product, for any of our target markets. We continue to seek to improve our technologies before we are able to produce a commercially viable product. Failure to improve on any of our technologies could delay or prevent their successful development for any of our target markets.

Developing any technology into a marketable product is a risky, time consuming and expensive process. You should anticipate that we will encounter setbacks, discrepancies requiring time consuming and costly redesigns and changes and that there is the possibility of outright failure.

We may not meet our product development and commercialization milestones.

We have established milestones, based upon our expectations regarding our technologies at that time, which we use to assess our progress toward developing our products. These milestones relate to technology and design improvements as well as to dates for achieving development goals. If our products exhibit technical defects or are unable to meet cost or performance goals, our commercialization schedule could be delayed and potential purchasers of our initial commercial products may decline to purchase such products or may opt to pursue alternative products.

We may also experience shortages of monitors, sensors or bases due to manufacturing difficulties. Multiple suppliers provide the components used in our devices. Our manufacturing operations could be disrupted by fire, earthquake or other natural disaster, a labor-related disruption, failure in supply or other logistical channels, electrical outages or other reasons. If there were a disruption to manufacturing facilities, we would be unable to manufacture devices until we have restored and re-qualified our manufacturing capability or developed alternative manufacturing facilities.

Generally, we have made technological advances meeting our milestone schedules. We can give no assurance that our commercialization schedule will continue to be met as we further develop the Bioflux or any of our other proposed products.

Our Business is dependent upon physicians utilizing our monitoring solution when prescribing cardiac monitoring; if we fail in convincing physicians in utilizing our solution, our revenue could fail to grow and could decrease.

The success of our planned cardiac monitoring business is expected to be dependent upon physicians utilizing our solution when prescribing cardiac monitoring to their patients. The utilization of our solution by physicians for use in the prescription of cardiac monitoring will be directly influenced by a number of factors, including:

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the ability of the physicians with whom we work to obtain sufficient reimbursement and be paid in a timely manner for the professional services they provide in connection with the use of our monitoring solutions;

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continuing to establish ourselves as an arrhythmia monitoring technology company;

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our ability to educate physicians regarding the benefits of MCT over alternative diagnostic monitoring solutions;

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our demonstrating that our proposed products are reliable and supported by us in the field;

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supplying and servicing sufficient quantities of products directly or through marketing alliances; and

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pricing products competitively in light of the current macroeconomic environment, which, particularly in the case of the medical device industry, are becoming increasingly price sensitive.

If we are unable to educate physicians regarding the benefits of MCT and unable to drive physician utilization, revenue from the provision of our arrhythmia monitoring solutions could fail to grow or even potentially decrease.

We are subject to extensive governmental regulations relating to the manufacturing, labeling and marketing of our products.

Our medical technology products and operations are subject to regulation by the FDA, Health Canada and other governmental authorities both inside and outside of the United States. These agencies enforce laws and regulations that govern the development, testing, manufacturing, labeling, advertising, marketing and distribution, and market surveillance of our medical products.

Under the United States Federal Food, Drug, and Cosmetic Act, medical devices are classified into one of three classes — Class I, Class II or Class III — depending on the degree of risk associated with each medical device and the extent of control needed to ensure safety and effectiveness. We believe our current or planned products will be Class I (with respect to software) or Class II (with respect to hardware) medical devices. Class I devices are those for which safety and effectiveness can be assured by adherence to a set of guidelines, which include compliance with the applicable portions of the FDA's Quality System Regulation, facility registration and product listing, reporting of adverse medical events, and appropriate, truthful and non-misleading labeling, advertising, and promotional materials. Class II devices are subject to additional controls, including full applicability of the Quality System Regulations, and requirements for 510(k) pre-market notification.

In addition to regulations in the United States, we will be subject to a variety of foreign regulations governing clinical trials and commercial sales and distribution of our products in foreign countries. Whether or not we obtain FDA approval for a product, we must obtain approval of a product by the comparable regulatory authorities of foreign countries before we can commence clinical trials or marketing of the product in those countries. The approval process varies from country to country, and the time may be longer or shorter than that required for FDA approval. The requirements governing the conduct of clinical trials, product licensing, pricing and reimbursement vary greatly from country to country.

The policies of the FDA and foreign regulatory authorities may change and additional government regulations may be enacted which could prevent or delay regulatory approval of our products and could also increase the cost of regulatory compliance. We cannot predict the likelihood, nature or extent of adverse governmental regulation that might arise from future legislative or administrative action, either in the United States or abroad.

Following the introduction of a product, these agencies will also periodically review our design and manufacturing processes and product performance. The process of complying with the applicable good manufacturing practices, adverse event reporting, clinical trial and other requirements can be costly and time consuming, and could delay or prevent the production, manufacturing or sale of our products. In addition, if we fail to comply with applicable regulatory requirements, it could result in fines, delays or suspensions of regulatory clearances, closure of manufacturing sites, seizures or recalls of products and damage to our reputation. Recent changes in enforcement practice by the FDA and other agencies have resulted in increased enforcement activity, which increases the compliance risk for the Company and other companies in our industry. In addition, governmental agencies may impose new requirements regarding registration, labeling or prohibited materials that may require us to modify or re-register products already on the market or otherwise impact our ability to market our products in those countries. Once clearance or approval has been obtained for a product, there is an obligation to ensure that all applicable FDA, Health Canada and other regulatory requirements continue to be met.

We may be subject to penalties and may be precluded from marketing our products if we fail to comply with extensive governmental regulations.

We believe that our proposed products are categorized as Class I (with respect to software) or Class II (with respect to hardware). Class I devices are those for which safety and effectiveness can be assured by adherence to a set of guidelines, which include compliance with the applicable portions of the FDA's Quality System Regulation, facility registration and product listing, reporting of adverse medical events, and appropriate, truthful and non-misleading labeling, advertising, and promotional materials. However, the FDA has not made any determination about whether our specific medical products are Class I or Class II medical devices. While such a determination is not necessary in order for us to list a Class I device with the FDA and bring that device to the U.S. market, we may decide to get clarification from the FDA prior to introducing a product into the market. From time to time, the FDA may disagree with the classification of a new Class I medical device and require the manufacturer of that device to apply for approval as a Class II or Class III medical device. In the event that the FDA determines that our Class I medical products should be classified as Class II or Class III medical devices, we could be precluded from marketing the devices for clinical use within the United States for months, years or longer, depending on the specific change the classification. Reclassification of our Class I medical products as Class II or Class III medical devices could significantly increase our regulatory costs, including the timing and expense associated with required clinical trials and other costs.

The FDA and non-U.S. regulatory authorities require that our products be manufactured according to rigorous standards. These regulatory requirements may significantly increase our production costs and may even prevent us from making our products in amounts sufficient to meet market demand. If we change our approved manufacturing process, the FDA may need to review the process before it may be used. Failure to comply with applicable regulatory requirements discussed could subject us to enforcement actions, including warning letters, fines, injunctions and civil penalties, recall or seizure of our products, operating restrictions, partial suspension or total shutdown of our production, and criminal prosecution.

Federal, state and non-U.S. regulations regarding the manufacture and sale of medical devices are subject to future changes. The complexity, timeframes and costs associated with obtaining marketing clearances are unknown. Although we cannot predict the impact, if any, these changes might have on our business, the impact could be material.

Injuries caused by the malfunction or misuse of cardiac monitoring devices, even where such malfunction or misuse occurs with respect to one of our competitor’s products, could cause regulatory agencies to implement more conservative regulations on the medical cardiac monitoring industry, which could significantly increase our operating costs.

If we are not able to both obtain and maintain adequate levels of third-party reimbursement for our products, it would have a material adverse effect on our business.

Healthcare providers and related facilities are generally reimbursed for their services through payment systems managed by various governmental agencies worldwide, private insurance companies, and managed care organizations. The manner and level of reimbursement in any given case may depend on the site of care, the procedure(s) performed, the final patient diagnosis, the device(s) utilized, available budget, the efficacy, safety, performance and cost-effectiveness of our planned products and services, or a combination of these or other factors, and coverage and payment levels are determined at each payer’s discretion. The coverage policies and reimbursement levels of these third-party payers may impact the decisions of healthcare providers and facilities regarding which medical products they purchase and the prices they are willing to pay for those products. Thus, changes in reimbursement levels or methods may either positively or negatively impact sales of our products.

We have no direct control over payer decision-making with respect to coverage and payment levels for our medical device products. Additionally, we expect many payers to continue to explore cost-containment strategies (e.g., comparative and cost-effectiveness analyses, so-called “pay-for-performance” programs implemented by various public and private payers, and expansion of payment bundling schemes such as Accountable Care Organizations, and other such methods that shift medical cost risk to providers) that may potentially impact coverage and/or payment levels for our current products or products we develop.

The ability of physicians and other providers to successfully utilize our cardiac monitoring solution and successfully allow payors to reimburse for the physicians’ technical and professional fees is critical to our business because physicians and their patients will select arrhythmia monitoring solutions other than ours in the event that payors refuse to adequately reimburse our technical fees and physicians' professional fees.

Changes in reimbursement practices of third-party payers could affect the demand for our products and the prices at which they are sold.

The sales of our proposed products could depend, in part, on the extent to which healthcare providers and facilities or individual users are reimbursed by government authorities, private insurers and other third-party payers for the costs of our products or the services performed with our products. The coverage policies and reimbursement levels of third-party payers, which can vary among public and private sources and by country, may affect which products customers’ purchase and the prices they are willing to pay for those products in a particular jurisdiction. Reimbursement rates can also affect the acceptance rate of new technologies. Legislative or administrative reforms to reimbursement systems in the United States or abroad, or changes in reimbursement rates by private payers, could significantly reduce reimbursement for procedures using the Company’s products or result in denial of reimbursement for those products, which would adversely affect customer demand or the price customers may be willing to pay for such products.

We may experience difficulty in obtaining reimbursement for our services from commercial payors that consider our technology to be experimental and investigational, which would adversely affect our revenue and operating results.

Many commercial payors refuse to enter into contracts to reimburse the fees associated with medical devices or services that such payors determine to be "experimental and investigational." Commercial payors typically label medical devices or services as "experimental and investigational" until such devices or services have demonstrated product superiority evidenced by a randomized clinical trial.

Clinical trials have been performed on other mobile cardiac telemetry devices, proving higher diagnostic yield than traditional event loop monitoring. Certain remaining commercial payors, however, have stated that they do not believe the data from the clinical trials justifies the removal of the experimental designation for mobile cardiac telemetry solutions. As a result, certain commercial payors may refuse to reimburse the technical and professional fees associated with cardiac monitoring solutions such as the one expected to be offered by Biotricity.

If commercial payors decide not reimburse physicians or providers for their services during the utilization of our cardiac monitoring solutions, our revenue could fail to grow and could decrease.

Reimbursement by Medicare is highly regulated and subject to change; our failure to comply with applicable regulations, could decrease our expected revenue and may subject us to penalties or have an adverse impact on our business.

The Medicare program is administered by CMS, which imposes extensive and detailed requirements on medical services providers, including, but not limited to, rules that govern how we structure our relationships with physicians, and how and where we provide our arrhythmia monitoring solutions. Our failure to comply with applicable Medicare rules could result in discontinuing the ability for physicians to receive reimbursement as they will likely utilize our cardiac monitoring solution under the Medicare payment program, civil monetary penalties, and/or criminal penalties, any of which could have a material adverse effect on our business and revenues.

Consolidation of commercial payors could result in payors eliminating coverage of mobile cardiac monitoring solutions or reducing reimbursement rates.

When payors combine their operations, the combined company may elect to reimburse physicians for cardiac monitoring services at the lowest rate paid by any of the participants in the consolidation. If one of the payors participating in the consolidation does not reimburse for these services at all, the combined company may elect not to reimburse at any rate. Reimbursement rates tend to be lower for larger payors. As a result, as payors consolidate, our expected average reimbursement rate may decline.

Product defects could adversely affect the results of our operations.

The design, manufacture and marketing of our products involve certain inherent risks. Manufacturing or design defects, unanticipated use of our products, or inadequate disclosure of risks relating to the use of our products can lead to injury or other adverse events. These events could lead to recalls or safety alerts relating to our products (either voluntary or required by the FDA, Health Canada or similar governmental authorities in other countries), and could result, in certain cases, in the removal of a product from the market. A recall could result in significant costs, as well as negative publicity and damage to our reputation that could reduce demand for our products. Personal injuries relating to the use of our products could also result in product liability claims being brought against us. In some circumstances, such adverse events could also cause delays in new product approvals.

Interruptions or delays in telecommunications systems or in the data services provided to us by cellular communication providers or the loss of our wireless or data services could impair the delivery of our cardiac monitoring services.

The success of Biotricity’s cardiac monitoring services will be dependent upon our ability to store, retrieve, process and manage data and to maintain and upgrade our data processing and communication capabilities. The monitoring solution relies on a third party wireless carrier to transmit data over its data network. All data sent by our monitors via this wireless data network or via landline is expected to be routed directly to data centers and subsequently routed to our monitoring center. We are therefore dependent upon third party wireless carrier to provide data transmission and data hosting services to us. If we lose wireless carrier services, we would be forced to seek alternative providers of data transmission and data hosting services, which might not be available on commercially reasonable terms or at all.

As we expand our commercial activities, an increased burden is expected to be be placed upon our data processing systems and the equipment upon which they rely. Interruptions of our data networks, or the data networks of our wireless carrier, for any extended length of time, loss of stored data or other computer problems could have a material adverse effect on our business and operating results. Frequent or persistent interruptions in our arrhythmia monitoring services could cause permanent harm to our reputation and could cause current or potential users or prescribing physicians to believe that our systems are unreliable, leading them to switch to our competitors. Such interruptions could result in liability, claims and litigation against us for damages or injuries resulting from the disruption in service.

Our systems are also expected to be vulnerable to damage or interruption from earthquakes, floods, fires, power loss, telecommunication failures, terrorist attacks, computer viruses, break-ins, sabotage, and acts of vandalism. Despite any precautions that we may take, the occurrence of a natural disaster or other unanticipated problems could result in lengthy interruptions in these services. We do not carry business interruption insurance to protect against losses that may result from interruptions in service as a result of system failures. Moreover, the communications and information technology industries are subject to rapid and significant changes, and our ability to operate and compete is dependent on our ability to update and enhance the communication technologies used in our systems and services.

We could be exposed to significant liability claims if we are unable to obtain insurance at acceptable costs and adequate levels or otherwise protect ourselves against potential product liability claims.

The testing, manufacture, marketing and sale of medical devices entail the inherent risk of liability claims or product recalls. Product liability insurance is expensive and may not be available on acceptable terms, if at all. A successful product liability claim or product recall could inhibit or prevent the successful commercialization of our products, cause a significant financial burden on the Company, or both, which in either case could have a material adverse effect on our business and financial condition.

We require additional capital to support our present business plan and our anticipated business growth, and such capital may not be available on acceptable terms, or at all, which would adversely affect our ability to operate.

We will require additional funds to further develop our business plan. Based on our current operating plans, we require a minimum of $6 million to fund our planned operations necessary to introduce Bioflux into the market. We can give no assurance that we will be successful in raising any funds. Additionally, if we are unable to generate sufficient revenues from our operating activities, we may need to raise additional funds through equity offerings or otherwise in order to meet our expected future liquidity requirements, including to introduce our other planned products or to pursue new product opportunities. Any such financing that we undertake will likely be dilutive to current stockholders and you.

We intend to continue to make investments to support our business growth, including patent or other intellectual property asset creation. In addition, we may also need additional funds to respond to business opportunities and challenges, including our ongoing operating expenses, protecting our intellectual property, satisfying debt payment obligations, developing new lines of business and enhancing our operating infrastructure. While we may need to seek additional funding for such purposes, we may not be able to obtain financing on acceptable terms, or at all. In addition, the terms of our financings may be dilutive to, or otherwise adversely affect, holders of its common stock. We may also seek additional funds through arrangements with collaborators or other third parties. We may not be able to negotiate any such arrangements on acceptable terms, if at all. If we are unable to obtain additional funding on a timely basis, we may be required to curtail or terminate some or all of our business plans.

We cannot predict our future capital needs and we may not be able to secure additional financing.

We will need to raise additional funds in the future to fund our working capital needs and to fund further expansion of our business. We may require additional equity or debt financings, collaborative arrangements with corporate partners or funds from other sources for these purposes. No assurance can be given that necessary funds will be available for us to finance our development on acceptable terms, if at all. Furthermore, such additional financings may involve substantial dilution of our stockholders or may require that we relinquish rights to certain of our technologies or products. In addition, we may experience operational difficulties and delays due to working capital restrictions. If adequate funds are not available from operations or additional sources of financing, we may have to delay or scale back our growth plans.

The results of our research and development efforts are uncertain and there can be no assurance of the commercial success of our products.

We believe that we will need to incur additional research and development expenditures to continue development of our existing proposed products as well as research and development expenditures to develop new products and services. The products and services we are developing and may develop in the future may not be technologically successful. In addition, the length of our product and service development cycle may be greater than we originally expected and we may experience delays in product development. If our resulting products and services are not technologically successful, they may not achieve market acceptance or compete effectively with our competitors’ products and services.

If we fail to retain certain of our key personnel and attract and retain additional qualified personnel, we might not be able to pursue our growth strategy.

Our future success will depend upon the continued service of Waqaas Al-Siddiq, our President and Chief Executive Officer. Although we believe that our relationship with him is positive, there can be no assurance that his services will continue to be available to us in the future. We do not carry any key man life insurance policies on any of our existing or proposed executive officers.

The impact of the Patient Protection and Affordable Care Act remains uncertain.

In 2010, significant reforms to the health care system were adopted as law in the United States. The law includes provisions that, among other things, reduce or limit Medicare reimbursement, require all individuals to have health insurance (with limited exceptions) and impose increased taxes. These factors, in turn, could result in reduced demand for our products and increased downward pricing pressure. Specifically, the law requires the medical device industry to subsidize health care reform in the form of a 2.3% excise tax on United States sales of most medical devices. The excise tax will increase our operating expenses. Because other parts of the 2010 health care law remain subject to implementation, the long-term impact on us is uncertain. The new law or any future legislation could reduce medical procedure volumes, lower reimbursement for our products, and impact the demand for our products or the prices at which we sell our products. Accordingly, while it is too early to understand and predict the ultimate impact of the new law on our business, the legislation and resulting regulations could have a material adverse effect on our business, cash flows, financial condition and results of operations.

We will not be profitable unless we can demonstrate that our products can be manufactured at low prices.

To date, we have focused primarily on research and development of the first generation version of the Bioflux, as well as starting the prototyping of Biolife. Consequently, we have no experience in manufacturing these products on a commercial basis. We may manufacture our products through third-party manufacturers. We can offer no assurance that either we or our manufacturing partners will develop efficient, automated, low-cost manufacturing capabilities and processes to meet the quality, price, engineering, design and production standards or production volumes required to successfully mass market our products. Even if we or our manufacturing partners are successful in developing such manufacturing capability and processes, we do not know whether we or they will be timely in meeting our product commercialization schedule or the production and delivery requirements of potential customers. A failure to develop such manufacturing processes and capabilities could have a material adverse effect on our business and financial results.

Our profitability in part is dependent on material and other manufacturing costs. We are unable to offer any assurance that either we or a manufacturing partner will be able to reduce costs to a level which will allow production of a competitive product or that any product produced using lower cost materials and manufacturing processes will not suffer from a reduction in performance, reliability and longevity.

If we or our suppliers fail to achieve or maintain regulatory approval of manufacturing facilities, our growth could be limited and our business could be harmed.

We currently assemble our devices in our California facility. In order to maintain compliance with FDA and other regulatory requirements, our manufacturing facilities must be periodically re-evaluated and qualified under a quality system to ensure they meet production and quality standards. Suppliers of components and products used to manufacture our devices must also comply with FDA regulatory requirements, which often require significant resources and subject us and our suppliers to potential regulatory inspections and stoppages. If we or our suppliers do not maintain regulatory approval for our manufacturing operations, our business could be adversely affected.

Our dependence on a limited number of suppliers may prevent us from delivering our devices on a timely basis.

We currently rely on a limited number of suppliers of components for our devices. If these suppliers became unable to provide components in the volumes needed or at an acceptable price, we would have to identify and qualify acceptable replacements from alternative sources of supply. The process of qualifying suppliers is lengthy. Delays or interruptions in the supply of our requirements could limit or stop our ability to provide sufficient quantities of devices on a timely basis or meet demand for our services, which could have a material adverse effect on our business, financial condition and results of operations.

Our operations in international markets involve inherent risks that we may not be able to control.

Our business plan includes the marketing and sale of our proposed products in international markets. Accordingly, our results could be materially and adversely affected by a variety of uncontrollable and changing factors relating to international business operations, including:

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Macroeconomic conditions adversely affecting geographies where we intend to do business;

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Foreign currency exchange rates;

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Political or social unrest or economic instability in a specific country or region;

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Higher costs of doing business in foreign countries;

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Infringement claims on foreign patents, copyrights or trademark rights;

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Difficulties in staffing and managing operations across disparate geographic areas;

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Difficulties associated with enforcing agreements and intellectual property rights through foreign legal systems;

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Trade protection measures and other regulatory requirements, which affect our ability to import or export our products from or to various countries;

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Adverse tax consequences;

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Unexpected changes in legal and regulatory requirements;

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Military conflict, terrorist activities, natural disasters and medical epidemics; and

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Our ability to recruit and retain channel partners in foreign jurisdictions.

Our financial results may be affected by fluctuations in exchange rates and our current currency hedging strategy may not be sufficient to counter such fluctuations.

Our financial statements are presented in U.S. dollars, while a significant portion of our business is conducted, and a substantial portion of our operating expenses are payable, in currencies other than the U.S. dollar, specifically the Canadian dollar. Due to the substantial volatility of currency exchange rates, exchange rate fluctuations may have a positive or adverse impact on our future revenues or expenses presented in our financial statements. We may use financial instruments, principally forward foreign currency contracts, in our management of foreign currency exposure. These contracts would primarily require us to purchase and sell certain foreign currencies with or for U.S. dollars at contracted rates. We may be exposed to a credit loss in the event of non-performance by the counterparties of these contracts. In addition, these financial instruments may not adequately manage our foreign currency exposure. Our results of operations could be adversely affected if we are unable to successfully manage currency fluctuations in the future.

Risks Related to Our Industry

The industry in which we operate is highly competitive and subject to rapid technological change. If our competitors are better able to develop and market products that are safer, more effective, less costly, easier to use, or are otherwise more attractive, we may be unable to compete effectively with other companies.

The medical technology industry is characterized by intense competition and rapid technological change, and we will face competition on the basis of product features, clinical outcomes, price, services and other factors. Competitors may include large medical device and other companies, some of which have significantly greater financial and marketing resources than we do, and firms that are more specialized than we are with respect to particular markets. Our competition may respond more quickly to new or emerging technologies, undertake more extensive marketing campaigns, have greater financial, marketing and other resources than ours or may be more successful in attracting potential customers, employees and strategic partners.

Our competitive position will depend on multiple, complex factors, including our ability to achieve regulatory clearance and market acceptance for our products, develop new products, implement production and marketing plans, secure regulatory approvals for products under development and protect our intellectual property. In some instances, competitors may also offer, or may attempt to develop, alternative systems that may be delivered without a medical device or a medical device superior to ours. The development of new or improved products, processes or technologies by other companies may render our products or proposed products obsolete or less competitive. The entry into the market of manufacturers located in low-cost manufacturing locations may also create pricing pressure, particularly in developing markets. Our future success depends, among other things, upon our ability to compete effectively against current technology, as well as to respond effectively to technological advances or changing regulatory requirements, and upon our ability to successfully implement our marketing strategies and execute our research and development plan. Our research and development efforts are aimed, in part, at solving increasingly complex problems, as well as creating new technologies, and we do not expect that all of our projects will be successful. If our research and development efforts are unsuccessful, our future results of operations could be materially harmed.

We face competition from other medical device companies that focus on similar markets.

We face competition from primarily five companies that also focus on the ECG market that we intend to enter: CardioNet, LifeWatch, eCardio, Linecare, ScottCare and TZ Medical. These companies have longer operating histories and may have greater name recognition and substantially greater financial, technical and marketing resources than us. Many of these companies also have FDA or other applicable governmental approval to market and sell their products, and more extensive customer bases, broader customer relationships and broader industry alliances than us, including relationships with many of our potential customers. Increased competition from any of these sources could result in our failure to achieve and maintain an adequate level of customers and market share to support the cost of our operations.

Our industry is experiencing greater scrutiny and regulation by governmental authorities, which may lead to greater governmental regulation in the future.

In recent years, the medical device industry has been subject to increased regulatory scrutiny, including by the FDA, Health Canada and numerous other federal, state, provincial and foreign governmental authorities. This has included increased regulation, enforcement, inspections, and governmental investigations of the medical device industry and disclosure of financial relationships with health care professionals. We anticipate that governments will continue to scrutinize our industry closely, and that additional regulation by governmental authorities, both foreign and domestic, may increase compliance costs, exposure to litigation and other adverse effects to our operations.

Unsuccessful clinical trials or procedures relating to products under development could have a material adverse effect on our prospects.

The regulatory approval process for new products and new indications for existing products requires extensive clinical trials and procedures, including early clinical experiences and regulatory studies. Unfavorable or inconsistent clinical data from current or future clinical trials or procedures conducted by us, our competitors, or third parties, or perceptions regarding this clinical data, could adversely affect our ability to obtain necessary approvals and the market's view of our future prospects. Such clinical trials and procedures are inherently uncertain and there can be no assurance that these trials or procedures will be completed in a timely or cost-effective manner or result in a commercially viable product. Failure to successfully complete these trials or procedures in a timely and cost-effective manner could have a material adverse effect on our prospects. Clinical trials or procedures may experience significant setbacks even after earlier trials have shown promising results. Further, preliminary results from clinical trials or procedures may be contradicted by subsequent clinical analysis. In addition, results from our clinical trials or procedures may not be supported by actual long-term studies or clinical experience. If preliminary clinical results are later contradicted, or if initial results cannot be supported by actual long-term studies or clinical experience, our business could be adversely affected. Clinical trials or procedures may be suspended or terminated by us, the FDA or other regulatory authorities at any time if it is believed that the trial participants face unacceptable health risks.

Intellectual property litigation and infringement claims could cause us to incur significant expenses or prevent us from selling certain of our products.

The industry we operate in, in particular, the medical device industry is characterized by extensive intellectual property litigation and, from time to time, we might be the subject of claims by third parties of potential infringement or misappropriation. Regardless of outcome, such claims are expensive to defend and divert the time and effort of our management and operating personnel from other business issues. A successful claim or claims of patent or other intellectual property infringement against us could result in our payment of significant monetary damages and/or royalty payments or negatively impact our ability to sell current or future products in the affected category and could have a material adverse effect on its business, cash flows, financial condition or results of operations.

If we are unable to protect the confidentiality of our trade secrets, our business and competitive position would be harmed.

We plan on relying on trade secrets, including unpatented know-how, technology and other proprietary information, to maintain our competitive position. We will seek to protect these trade secrets, in part, by entering into non-disclosure and confidentiality agreements with parties who have access to them, such as our employees, corporate collaborators, outside scientific collaborators, contract manufacturers, consultants, advisors and other third parties. We will seek to protect our confidential proprietary information, in part, by entering into confidentiality and invention or patent assignment agreements with our employees and consultants. Moreover, to the extent we enter into such agreements, any of these parties may breach the agreements and disclose our proprietary information, including our trade secrets, and we may not be able to obtain adequate remedies for such breaches. Enforcing a claim that a party illegally disclosed or misappropriated a trade secret is difficult, expensive and time-consuming, and the outcome is unpredictable. In addition, some courts inside and outside the United States are less willing or unwilling to protect trade secrets. If any of our trade secrets were to be lawfully obtained or independently developed by a competitor, we would have no right to prevent them, or those to whom they communicate it, from using that technology or information to compete with us. If any of our trade secrets were to be disclosed to or independently developed by a competitor, our competitive position would be harmed. In general, any loss of trade secret protection or other unpatented proprietary rights could harm our business, results of operations and financial condition.

If we are unable to protect our patents or other proprietary rights, or if we infringe on the patents or proprietary rights of others, our competitiveness and business prospects may be materially damaged.

We have filed for one patent in Canada. We may continue to seek patent protection for our proprietary technology. Seeking patent protection is a lengthy and costly process, and there can be no assurance that patents will be issued from any pending applications, or that any claims allowed from existing or pending patents will be sufficiently broad or strong to protect our proprietary technology. There is also no guarantee that any patents we hold will not be challenged, invalidated or circumvented, or that the patent rights granted will provide competitive advantages to us. Our competitors have developed and may continue to develop and obtain patents for technologies that are similar or superior to our technologies. In addition, the laws of foreign jurisdictions in which we develop, manufacture or sell our products may not protect our intellectual property rights to the same extent, as do the laws of Canada or the United States.

Adverse outcomes in current or future legal disputes regarding patent and other intellectual property rights could result in the loss of our intellectual property rights, subject us to significant liabilities to third parties, require us to seek licenses from third parties on terms that may not be reasonable or favorable to us, prevent us from manufacturing, importing or selling our products, or compel us to redesign our products to avoid infringing third parties’ intellectual property. As a result, we may be required to incur substantial costs to prosecute, enforce or defend our intellectual property rights if they are challenged. Any of these circumstances could have a material adverse effect on our business, financial condition and resources or results of operations.

Dependence on patent and other proprietary rights and failing to protect such rights or to be successful in litigation related to such rights may result in our payment of significant monetary damages or impact offerings in our product portfolios.

Our long-term success largely depends on our ability to market technologically competitive products. If we fail to obtain or maintain adequate intellectual property protection, we may not be able to prevent third parties from using our proprietary technologies or may lose access to technologies critical to our products. Also, our currently pending or future patents applications may not result in issued patents, and issued patents are subject to claims concerning priority, scope and other issues.

Furthermore, to the extent we do not file applications for patents domestically or internationally, we may not be able to prevent third parties from using our proprietary technologies or may lose access to technologies critical to our products in other countries.

Enforcement of federal and state laws regarding privacy and security of patient information may adversely affect our business, financial condition or operations.

The use and disclosure of certain health care information by health care providers and their business associates have come under increasing public scrutiny. Recent federal standards under the Health Insurance Portability and Accountability Act of 1996, or HIPAA, establish rules concerning how individually-identifiable health information may be used, disclosed and protected. Historically, state law has governed confidentiality issues, and HIPAA preserves these laws to the extent they are more protective of a patient's privacy or provide the patient with more access to his or her health information. As a result of the implementation of the HIPAA regulations, many states are considering revisions to their existing laws and regulations that may or may not be more stringent or burdensome than the federal HIPAA provisions. We must operate our business in a manner that complies with all applicable laws, both federal and state, and that does not jeopardize the ability of our customers to comply with all applicable laws. We believe that our operations are consistent with these legal standards. Nevertheless, these laws and regulations present risks for health care providers and their business associates that provide services to patients in multiple states. Because these laws and regulations are recent, and few have been interpreted by government regulators or courts, our interpretations of these laws and regulations may be incorrect. If a challenge to our activities is successful, it could have an adverse effect on our operations, may require us to forego relationships with customers in certain states and may restrict the territory available to us to expand our business. In addition, even if our interpretations of HIPAA and other federal and state laws and regulations are correct, we could be held liable for unauthorized uses or disclosures of patient information as a result of inadequate systems and controls to protect this information or as a result of the theft of information by unauthorized computer programmers who penetrate our network security. Enforcement of these laws against us could have a material adverse effect on our business, financial condition and results of operations.

We may be subject, directly or indirectly, to federal and state health care fraud and abuse laws and regulations and if we are unable to fully comply with such laws, the Company could face substantial penalties.

Our operations may be directly or indirectly affected by various broad state and federal health care fraud and abuse laws, including the Federal Healthcare Programs' Anti-Kickback Statute and the Stark law. If our present or future operations are found to be in violation of these laws, we or our officers may be subject to civil or criminal penalties, including large monetary penalties, damages, fines, imprisonment and exclusion from Medicare and Medicaid program participation. If enforcement action were to occur, our business and results of operations could be adversely affected.

We may be subject to federal and state false claims laws which impose substantial penalties.

Many of the physicians and patients whom we expect to use our services will file claims for reimbursement with government programs such as Medicare and Medicaid. As a result, we may be subject to the federal False Claims Act if we knowingly “cause” the filing of false claims. Violations may result in substantial civil penalties, including treble damages. The federal False Claims Act also contains “whistleblower” or “qui tam” provisions that allow private individuals to bring actions on behalf of the government alleging that the defendant has defrauded the government. In recent years, the number of suits brought in the medical industry by private individuals has increased dramatically. Various states have enacted laws modeled after the federal False Claims Act, including “qui tam” provisions, and some of these laws apply to claims filed with commercial insurers. We are unable to predict whether we could be subject to actions under the federal False Claims Act, or the impact of such actions. However, the costs of defending claims under the False Claims Act, as well as sanctions imposed under the False Claims Act, could adversely affect our results of operations.

Changes in the health care industry or tort reform could reduce the number of arrhythmia monitoring solutions ordered by physicians, which could result in a decline in the demand for our planned solutions, pricing pressure and decreased revenue.

Changes in the health care industry directed at controlling health care costs or perceived over-utilization of arrhythmia monitoring solutions could reduce the volume of solutions ordered by physicians. If more health care cost controls are broadly instituted throughout the health care industry, the volume of cardiac monitoring solutions could decrease, resulting in pricing pressure and declining demand for our planned services, which could harm our operating results. In addition, it has been suggested that some physicians order arrhythmia monitoring solutions, even when the services may have limited clinical utility, primarily to establish a record for defense in the event of a claim of medical malpractice against the physician. Legal changes increasing the difficulty of initiating medical malpractice cases, known as tort reform, could reduce the amount of our services prescribed as physicians respond to reduced risks of litigation, which could harm our operating results.

Risks Related to Our Securities and Other Risks

An active and visible public trading market for our Common Stock may not develop.

We cannot predict whether an active market for our Common Stock will ever develop in the future. In the absence of an active trading market:

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Investors may have difficulty buying and selling or obtaining market quotations;

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Market visibility for shares of our Common Stock may be limited; and

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A lack of visibility for shares of our Common Stock may have a depressive effect on the market price for shares of our Common Stock.

Assuming we can find market makers to establish quotations for our Common Stock, we expect that our Common Stock will be quoted over-the-counter on a market operated by OTC Markets Group, Inc. These markets are relatively unorganized, inter-dealer, over-the-counter markets that provide significantly less liquidity than NASDAQ or the NYSE AMEX. No assurances can be given that our Common Stock, even if quoted on such markets, will ever actively trade on such markets, much less a senior market like NASDAQ or NYSE AMEX. In this event, there would be a highly illiquid market for our Common Stock and you may be unable to dispose of your Common Stock at desirable prices or at all. Moreover, there is a risk that our Common Stock could be delisted from its current tier of the OTC Market, in which case our stock may be quoted on markets even more illiquid.

The market price of our common stock may be volatile.

The market price for our Common Stock may be volatile and subject to wide fluctuations in response to factors including the following:

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Our ability to successfully bring any of our proposed or planned products to market;

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Actual or anticipated fluctuations in our quarterly or annual operating results;

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Changes in financial or operational estimates or projections;

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Conditions in markets generally;

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Changes in the economic performance or market valuations of companies similar to ours;

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Announcements by us or our competitors of new products, acquisitions, strategic partnerships, joint ventures or capital commitments;

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Our intellectual property position; and

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General economic or political conditions in the United States or elsewhere.

In addition, the securities market has from time to time experienced significant price and volume fluctuations that are not related to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of shares of our Common Stock.

Because we were engaged in a transaction that can be generally characterized as a “reverse merger,” we may not be able to attract the attention of major brokerage firms.

Additional risks may exist since we were engaged in a transaction that can be generally characterized as a “reverse merger.” Securities analysts of major brokerage firms may not provide coverage of the Company since there is little incentive to brokerage firms to recommend the purchase of the common stock. No assurance can be given that brokerage firms will want to conduct any secondary offerings on behalf of the Company in the future.

Our Company may have undisclosed liabilities and any such liabilities could harm our revenues, business, prospects, financial condition and results of operations.

Before the Acquisition Transaction, iMedical conducted due diligence on our Company customary and appropriate for a transaction similar to the Acquisition Transaction. However, the due diligence process may not reveal all material liabilities of our Company currently existing or which may be asserted in the future against our Company relating to its activities before the consummation of the Acquisition Transaction. In addition, the Exchange Agreement contains representations with respect to the absence of any liabilities. However, there can be no assurance that our Company will not have any liabilities upon the closing of the Acquisition Transaction that we are unaware of or that we will be successful in enforcing any indemnification provisions or that such indemnification provisions will be adequate to reimburse us. Any such liabilities of our Company that survive the Acquisition Transaction could harm our revenues, business, prospects, financial condition and results of operations.

When the registration statement required to be filed under our existing registration rights obligations become effective, there will be a significant number of shares of common stock eligible for sale, which could depress the market price of such stock.

We are obligated to register for resale all of the approximately 22,500,000 shares of common stock issued or issuable to the iMedical shareholders. Although these shares are subject to a lock-up agreement for a period of no more than one year from the effective date of the registration statement, a large number of shares of our common stock would become available for sale in the public market, which could harm the market price of the stock.

Our largest stockholder will substantially influence our Company for the foreseeable future, including the outcome of matters requiring shareholder approval and such control may prevent you and other stockholders from influencing significant corporate decisions and may result in conflicts of interest that could cause the Company’s stock price to decline.

Upon completion of the Acquisition Transaction, Mr. Al-Siddiq will beneficially own Exchangeable Shares which may be exchanged for approximately 19% of our outstanding shares of Common Stock. As a result, he will have the ability to influence the election of our directors and the outcome of corporate actions requiring shareholder approval, such as: (i) a merger or a sale of our Company, (ii) a sale of all or substantially all of our assets, and (iii) amendments to our articles of incorporation and bylaws. This concentration of voting power and control could have a significant effect in delaying, deferring or preventing an action that might otherwise be beneficial to our other shareholders and be disadvantageous to our shareholders with interests different from those entities and individuals. Mr. Al-Siddiq also has significant control over our business, policies and affairs as an executive officer or director of our Company. He may also exert influence in delaying or preventing a change in control of the Company, even if such change in control would benefit the other stockholders of the Company. In addition, the significant concentration of stock ownership may adversely affect the market value of the Company’s common stock due to investors’ perception that conflicts of interest may exist or arise.

We currently do not have any independent directors on our Board, which limits our ability to establish effective independent corporate governance procedures.

Our board of directors has significant control over us and we have not established committees comprised of independent directors. We have only one director, who holds executive officer positions and is not independent. Accordingly, he has significant control over all corporate issues. We do not have an audit, compensation, governance or nominating committee comprised of independent directors. Our Board as a whole currently performs these functions. Thus, there is a potential conflict in that our sole director is also engaged in management and participate in decisions concerning management compensation and audit issues, among other issues, that may affect management performance.

Although we intend to add additional members to our Board of Directors as qualified candidates become available, until we have a board of directors that would include a majority of independent members, if ever, there will be limited or no independent oversight of our directors’ decisions and activities.

Material weaknesses may exist when the Company reports on the effectiveness of its internal control over financial reporting for purposes of its reporting requirements.

Following the completion of the Acquisition Transaction, the Company will be required to provide management’s report on the effectiveness of internal control over financial reporting in our Annual Reports on Form 10-K, as required by Section 404 of Sarbanes-Oxley. Material weaknesses may exist when the Company reports on the effectiveness of its internal control over financial reporting for purposes of its reporting requirements under the Exchange Act or Section 404 of Sarbanes-Oxley following the completion of the Acquisition Transaction. The existence of one or more material weaknesses would preclude a conclusion that the Company maintains effective internal control over financial reporting. Such a conclusion would be required to be disclosed in the Company’s future Annual Reports on Form 10-K and could harm the Company’s reputation and cause the market price of its common stock to drop.

Anti-takeover provisions that may be in the Company’s charter and bylaws may prevent or frustrate attempts by stockholders to change the board of directors or current management and could make a third-party acquisition of the Company difficult.

The Company’s certificate of incorporation and bylaws may contain provisions that may discourage, delay or prevent a merger, acquisition or other change in control that stockholders may consider favorable, including transactions in which stockholders might otherwise receive a premium for their shares. These provisions could limit the price that investors might be willing to pay in the future for shares of the Company’s common stock.

If our common stock becomes subject to the SEC’s penny stock rules, broker-dealers may experience difficulty in completing customer transactions and trading activity in our securities may be adversely affected.

The SEC has adopted regulations, which generally define “penny stock” to be an equity security that has a market price of less than $5.00 per share, subject to specific exemptions. The market price of our common stock after the consummation of the Acquisition Transaction will likely be less than $5.00 per share and therefore would be a “penny stock” according to SEC rules, unless we are listed on a national securities exchange. Under these rules, broker-dealers who recommend such securities to persons other than institutional accredited investors must:

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Make a special written suitability determination for the purchaser;

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Receive the purchaser’s prior written agreement to the transaction;

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Provide the purchaser with risk disclosure documents which identify certain risks associated with investing in “penny stocks” and which describe the market for these “penny stocks” as well as a purchaser’s legal remedies; and

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Obtain a signed and dated acknowledgment from the purchaser demonstrating that the purchaser has actually received the required risk disclosure document before a transaction in a “penny stock” can be completed.

If our Common Stock becomes subject to these rules, broker-dealers may find it difficult to effectuate customer transactions and trading activity in our securities may be adversely affected. As a result, the market price of our securities may be depressed, and you may find it more difficult to sell your securities.

The market for penny stocks has experienced numerous frauds and abuses, which could adversely impact investors in our stock.

OTC Market securities are frequent targets of fraud or market manipulation, both because of their generally low prices and because reporting requirements are less stringent than those of the stock exchanges such as NASDAQ. Patterns of fraud and abuse include:

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Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

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Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

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“Boiler room” practices involving high pressure sales tactics and unrealistic price projections by inexperienced sales persons;

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Excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and

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Wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

Our management is aware of the abuses that have occurred historically in the penny stock market.

We have not paid dividends in the past and do not expect to pay dividends in the future, and any return on investment may be limited to the value of our stock.

We have never paid any cash dividends on our common stock and do not anticipate paying any cash dividends on our common stock in the foreseeable future and any return on investment may be limited to the value of our common stock. We plan to retain any future earning to finance growth.

IN ADDITION TO THE ABOVE RISKS, BUSINESSES ARE OFTEN SUBJECT TO RISKS NOT FORESEEN OR FULLY APPRECIATED BY MANAGEMENT. IN REVIEWING THIS CURRENT REPORT ON FORM 8-K, POTENTIAL INVESTORS SHOULD KEEP IN MIND THAT THERE MAY BE OTHER POSSIBLE RISKS THAT COULD BE IMPORTANT.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following Management’s Discussion and Analysis of Financial Condition and Results of Operations (“MD&A”) covers information pertaining to the Company up to September 30, 2015 and should be read in conjunction with the audited financial statements and related notes of the Company as of and for the year ended December 31, 2014 and 2013, as well as the unaudited financial statements and related notes of the Company for the three and nine month periods ended September 30, 2015. Except as otherwise noted, the financial information contained in this MD&A and in the financial statements has been prepared in accordance with accounting principles generally accepted in the United States of America. All amounts are expressed in U.S. dollars unless otherwise noted.

Forward Looking Statements

Certain information contained in this MD&A includes “forward-looking statements.” Statements which are not historical reflect our current expectations and projections about our future results, performance, liquidity, financial condition and results of operations, prospects and opportunities and are based upon information currently available to us and our management and their interpretation of what is believed to be significant factors affecting our existing and proposed business, including many assumptions regarding future events. Actual results, performance, liquidity, financial condition and results of operations, prospects and opportunities could differ materially and perhaps substantially from those expressed in, or implied by, these forward-looking statements as a result of various risks, uncertainties and other factors, including those risks described in detail in the section of this Current Report on Form 8-K entitled “Risk Factors” as well as elsewhere in this Current Report.

Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words “may,” “should,” “would,” “will,” “could,” “scheduled,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” “seek,” or “project” or the negative of these words or other variations on these words or comparable terminology.

In light of these risks and uncertainties, and especially given the nature of our existing and proposed business, there can be no assurance that the forward-looking statements contained in this section and elsewhere in this Current Report on Form 8-K will in fact occur. Potential investors should not place undue reliance on any forward-looking statements. Except as expressly required by the federal securities laws, there is no undertaking to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.

Company Overview

We are a healthcare technology company committed to the development of software and hardware solutions to help the management of chronic health issues. We aim to provide a turnkey, wearable medical cardiac monitoring solution. To achieve this, we are dedicated to continuing our research and development programs, honing our medical-device expertise, increasing our deep knowledge of biometrics, developing both software and hardware components and nurturing a cohesive medical network.

Critical Accounting Policies

The financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) and are expressed in United States Dollars. Significant accounting policies are summarized below:

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Areas involving significant estimates and assumptions include: deferred income tax assets and related valuation allowance, accruals and valuation of warrants and stock options. Actual results could differ from those estimates. These estimates are reviewed periodically, and, as adjustments become necessary, they are reported in earnings in the period in which they become known.

Equipment

Equipment is recorded at cost less accumulated depreciation and depreciated over the estimated useful lives at the following rates and methods:

Computer & Electronics — 3 year straight line

Furniture and Fixtures  — 3 year straight line

Routine repairs and maintenance are expensed as incurred. Improvements, that are betterments, are capitalized at cost. The Company applies a half-year rule in the year of acquisition.

Cash

Cash includes cash on hand and balances with banks.

Research and Development

The Company is engaged in research and development work. Research and development costs, which relate primarily to software development, are charged to operations as incurred. Under certain research and development arrangements with third parties, the Company may be required to make payments that are contingent on the achievement of specific developmental, regulatory and/or commercial milestones. Before a product receives regulatory approval, milestone payments made to third parties are expensed when the milestone is achieved. Milestone payments made to third parties after regulatory approval is received are capitalized and amortized over the estimated useful life of the approved product. Research and development costs were $891,719, $832,661 and $241,730 for the nine months ended September 30, 2015 and years ended December 31, 2014 and 2013, respectively.

Income Taxes

The Company accounts for income taxes in accordance with ASC 740.  The Company provides for federal and provincial income taxes payable, as well as for those deferred because of the timing differences between reporting income and expenses for financial statement purposes versus tax purposes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Deferred tax assets and liabilities are measured using the enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recoverable or settled. The effect of a change in tax rates is recognized as income or expense in the period of the change. A valuation allowance is established, when necessary, to reduce deferred income tax assets to the amount that is more likely than not to be realized.

Fair Value of Financial Instruments

Accounting Standards Codification Topic 820 “Fair Value Measurements and Disclosures” (“ASC 820”) defines fair value, establishes a framework for measuring fair value and expands required disclosure about fair value measurements of assets and liabilities. ASC 820-10 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820-10 also establishes a fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The standard describes three levels of inputs that may be used to measure fair value:

•

Level 1 – Valuation based on quoted market prices in active markets for identical assets or liabilities.

•

Level 2 – Valuation based on quoted market prices for similar assets and liabilities in active markets.

•

Level 3 – Valuation based on unobservable inputs that are supported by little or no market activity, therefore requiring management’s best estimate of what market participants would use as fair value.

In instances where the determination of the fair value measurement is based on inputs from different levels of the fair value hierarchy, the level in the fair value hierarchy within which the entire fair value measurement falls is based on the lowest level input that is significant to the fair value measurement in its entirety. The Company’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment, and considers factors specific to the asset or liability.

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values due to the short-term nature of these instruments or interest rates that are comparable to market rates. These financial instruments include cash and accounts payable. The Company's cash, which is carried at fair value, is classified as a Level 1 financial instrument. The Company’s bank accounts are maintained with financial institutions of reputable credit, therefore, bear minimal credit risk.

Impairment of Long-Lived Assets

In accordance with ASC Topic 360-10, the Company, on a regular basis, reviews the carrying amount of long-lived assets for the existence of facts or circumstances, both internally and externally, that suggest impairment. The Company determines if the carrying amount of a long-lived asset is impaired based on anticipated undiscounted cash flows, before interest, from the use of the asset. In the event of impairment, a loss is recognized based on the amount by which the carrying amount exceeds the fair value of the asset. Fair value is determined based on appraised value of the assets or the anticipated cash flows from the use of the asset or asset group, discounted at a rate commensurate with the risk involved.

Stock Based Compensation

The Company accounts for share-based payments in accordance with the provision of ASC 718, which requires that all share-based payments issued to acquire goods or services, including grants of employee stock options, be recognized in the statement of operations based on their fair values, net of estimated forfeitures. ASC 718 requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. Compensation expense related to share-based awards is recognized over the requisite service period, which is generally the vesting period.

The Company accounts for stock based compensation awards issued to non-employees for services, as prescribed by ASC 718-10, at either the fair value of the services rendered or the instruments issued in exchange for such services, whichever is more readily determinable, using the guidelines in ASC 505-50. The Company issues compensatory shares for services including, but not limited to, executive, management, accounting, operations, corporate communication, financial and administrative consulting services.

Convertible Notes Payable and Derivative Instruments

The Company accounts for conversion options embedded in convertible notes in accordance with ASC 815. ASC 815 generally requires companies to bifurcate conversion options embedded in convertible notes from their host instruments and to account for them as free standing derivative financial instruments. ASC 815 provides for an exception to this rule when convertible notes, as host instruments, are deemed to be conventional, as defined by ASC 815-40.

The Company accounts for convertible notes deemed conventional and conversion options embedded in non-conventional convertible notes which qualify as equity under ASC 815, in accordance with the provisions of ASC 470-20, which provides guidance on accounting for convertible securities with beneficial conversion features. Accordingly, the Company records, as a discount to convertible notes, the intrinsic value of such conversion options based upon the differences between the fair value of the underlying common stock at the commitment date of the note transaction and the effective conversion price embedded in the note. Debt discounts under these arrangements are amortized over the term of the related debt.

Recently Issued Accounting Pronouncements

In April 2014, the FASB issued ASU 2014-08, "Presentation of Financial Statements and Property, Plant, and Equipment - Reporting Discontinued Operations and Disclosures of Disposals of Components of an Entity'', which revises what qualifies as a discontinued operation, changes the criteria for determining which disposals can be presented as discontinued operations and modifies related disclosure requirements. This ASU will be effective for the Company for applicable transactions occurring after October 1, 2015. The Company will prospectively apply the guidance to applicable transactions.

On May 28, 2014, the FASB issued a new financial accounting standard on revenue from contracts with customers, Update No. 2014-09, Revenue from Contracts with Customers (Topic 606). The standard outlines a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers and supersedes most current revenue recognition guidance. The accounting standard is effective for annual reporting periods (including interim reporting periods within those periods) beginning after December 15, 2017. Early adoption is not permitted. The Company plans to evaluate the impact of this accounting standard in future.

On August 27, 2014, the FASB issued a new financial accounting standard on going concern, Update 2014-15, Presentation of Financial Statements - Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern. The standard provides guidance about management’s responsibility to evaluate whether there is substantial doubt about the organization’s ability to continue as a going concern. The amendments in this Update apply to all companies.

They become effective in the annual period ending after December 15, 2016, with early application permitted. The Company is currently evaluating the impact of this accounting standard.

On April 7, 2015, the FASB issued Accounting Standards Update (ASU) No. 2015-03, Interest - Imputation of Interest (Subtopic 835-30): Simplifying the Presentation of Debt Issuance Costs. The amendments in this ASU require that debt issuance costs related to a recognized debt liability be presented in the balance sheet as a direct deduction from the carrying amount of that debt liability, consistent with debt discounts and the accounting for debt issue costs under IFRS. The recognition and measurement guidance for debt issuance costs are not affected by the amendments in this ASU. The amendments in this Update apply to all companies. They become effective for public business entities in the annual period ending after December 15, 2015, and interim periods within those fiscal years, with early application permitted. The Company is currently evaluating the impact of this accounting standard.

Results of Operations

From our inception in July 2009 through to September 30, 2015, we have generated a deficit of $7,736,844. We expect to incur additional operating losses during the fiscal year ending December 31, 2015 and beyond, principally as a result of our continuing anticipated research and development costs and due to anticipated initial limited sales of the Bioflux, our planned first product. When we approach final stages of the anticipated commercialization of the Bioflux, we will have to devote and expect to continue to devote significant resources in the areas of capital expenditures and research and development costs.

Fiscal Year Ended December 31, 2014 Compared To Fiscal Year Ended December 31, 2013

Operating Expenses

Total operating expenses for the fiscal year ended December 31, 2014 were $1,706,202 compared to $652,592 for the fiscal year ended December 31, 2013, as further described below.

For the fiscal year ended December 31, 2014, we incurred research and development expenses of $832,661, compared to research and development expenses of $241,730 for the fiscal year ended December 31, 2013. The increase in research and development expenses relates primarily to hiring additional members of our research and development team as well as accelerating our research and development activities as we approach the commercialization of our first product.

For the fiscal year ended December 31, 2014, we incurred general and administrative expenses of $873,541, compared to general and administrative expenses of $410,862 for the fiscal year ended December 31, 2013. The increase relates primarily to an increase in professional and consulting fees due to acceleration in our activities in connection with our planned commercialization of our first product.

Net Loss

Net loss for the fiscal year ended December 31, 2014 amounted to $1,706,202, resulting in a loss per share of $0.12, compared to $652,592 for the fiscal year ended December 31, 2013, resulting in a loss per share of $0.07. The increase in the net loss from the fiscal year ended December 31, 2013 to the fiscal year ended December 31, 2014 is primarily due the acceleration of our research and development and commercialization activities in 2014.

Translation Adjustment

Translation adjustment for the year ended December 31, 2014 was $3,050 as compared to translation adjustment of $30,655 for the year ended December 31, 2013. This translation adjustment represents gain resulted from the translation of currency in the financial statements from the Company’s functional currency of Canadian dollars to the reporting currency in U.S. dollars.

Three and Nine Months Ended September 30, 2015 Compared To Three and Nine Months Ended September 30, 2014

Operating Expenses

Total operating expenses for the three and nine months ended September 30, 2015 were $1,226,899 and $3,693,922 compared to $278,427 and $1,055,662 for the three and nine months ended September 30, 2014, as further described below.

For the three and nine months ended September 30, 2015, we incurred research and development expenses of $326,206 and $891,719, compared to research and development expenses of $216,967 and $509,958 for the three and nine months ended September 30, 2014. The increase in research and development expenses relate primarily to hiring additional members of our research and development team as well as accelerating our research and development activities as we approach the commercialization of our products.

For the three and nine months ended September 30, 2015, we incurred general and administrative expenses of $900,358 and $2,801,868, as compared to general administrative expenses of $61,460 and $545,704 for the three and nine months ended September 30, 2014. The increase relates primarily to an increase in professional and consulting fees due to acceleration in our activities in connection with our planned commercialization of our first product.

Other Expenses

We recorded accretion expense of $3,014 and change in fair value of derivative liabilities gain of $2,679 in connection with the issuance of convertible promissory notes issued during the three and nine months ended September 30, 2015.

Net Loss

Net loss for the three and nine months ended September 30, 2015 amounted to $1,226,899 and $3,693,922, resulting in a loss per share of $0.08 and $0.23, compared to $278,427 and $1,055,662 for the three and nine months ended September 30, 2014, resulting in a loss per share of $0.03 and $0.10. The increase in the net loss is primarily due the acceleration of our research and development and commercialization activities during the three and nine months ended September 30, 2015.

Translation Adjustment

Translation adjustment for the three and nine months ended September 30, 2015 was $(31,388) and $28,257 as compared to translation adjustment of $77,505 and $(64,809) for the three and nine months ended September 30, 2014. This translation adjustment represents gain or (loss) resulted from the translation of currency in the financial statements from the Company’s functional currency of Canadian dollars to the reporting currency in U.S. dollars.

Liquidity and Capital Resources

We are a development stage company and have not yet realized any revenues from our planned operations. We have working capital of $343,896 at December 31, 2014 and $167,572 at September 30, 2015, and have incurred a deficit of $7,736,844 from inception to September 30, 2015. We have funded operations primarily through the issuance of capital stock and other securities.

During the year ended December 31, 2014, we raised net cash of $1,715,695 by issuance of common shares and exercise of warrants, as compared to $439,031 for the year ended December 31, 2013. During the nine months ended September 30, 2015, we raised net cash of $1,272,546 through the issuance of convertible promissory notes and exercise of warrants, as compared to $545,278 for the nine months ended September 30, 2014.

As we proceed with the commercialization of the Bioflux product development we have devoted and expect to continue to devote significant resources in the areas of capital expenditures and research and development costs and operations, marketing and sales expenditures.

We expect to require additional funds to further develop our business plan, including the anticipated commercialization of the Bioflux and Biolife products. Based on our current operating plans, we will require additional resources to introduce the Bioflux into the Mobile Cardiac Telemetry market and the Biolife device into the consumer market. Since it is impossible to predict with certainty the timing and amount of funds required to launch the Bioflux and Biolife product in any other markets or any of our other proposed products, we anticipate that we will need to raise additional funds through equity or debt offerings or otherwise in order to meet our expected future liquidity requirements. Any such financing that we undertake will likely be dilutive to existing stockholders.

In addition, we expect to also need additional funds to respond to business opportunities and challenges, including our ongoing operating expenses, protecting our intellectual property, developing or acquiring new lines of business and enhancing our operating infrastructure. While we may need to seek additional funding for such purposes, we may not be able to obtain financing on acceptable terms, or at all. In addition, the terms of our financings may be dilutive to, or otherwise adversely affect, holders of our common stock. We may also seek additional funds through arrangements with collaborators or other third parties. We may not be able to negotiate any such arrangements on acceptable terms, if at all. If we are unable to obtain additional funding on a timely basis, we may be required to curtail or terminate some or all of our product lines.

Off Balance Sheet Arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows the beneficial ownership of our Common Stock as of February 2, 2016 held by (i) each person known to us to be the beneficial owner of more than five percent of our Common Stock; (ii) each director and director nominee; (iii) each executive officer; and (iv) all directors, director nominees and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC, and generally includes voting power and/or investment power with respect to the securities held. Shares of Common Stock subject to options and warrants currently exercisable or which may become exercisable within 60 days of February 2, 2016 are deemed outstanding and beneficially owned by the person holding such options or warrants for purposes of computing the number of shares and percentage beneficially owned by such person, but are not deemed outstanding for purposes of computing the percentage beneficially owned by any other person. Except as indicated in the footnotes to this table, the persons or entities named have sole voting and investment power with respect to all shares of our Common Stock shown as beneficially owned by them.

The following table assumes 24,999,978 shares are outstanding as of February 2, 2016, consisting of 15,876,947 shares of Common Stock and 9,123,031 Common Stock equivalents through the Exchangeable Shares.

The percentages below assume the exchange by all of the holders of Exchangeable Shares of iMedical for an equal number of shares of our Common Stock in accordance with the terms of the Exchangeable Shares. Unless otherwise indicated, the address of each beneficial holder of our Common Stock is our corporate address.

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned	% of Shares of Common Stock Beneficially Owned

Waqaas Al-Siddiq	4,748,102	18.99%
Caldwell ICM Market Strategy Trust (1)(2)	1,280,683	5.12%
Ansari American Holdings (1)	1,436,280	5.75%
Isa Al-Khalifa (1)	2,172,972	8.69%
Rehan Huda (1)(3)	2,142,630	8.02%

All directors, director appointees and executive officers as a group (1 person)	4,748,102	18.99%

__________

* Less than 1%

(1)

Such shares will initially be held as Exchangeable Shares for tax purposes. The Exchangeable Shares have the following attributes, among others:

•

Be, as nearly as practicable, the economic equivalent of the Common Stock as of the consummation of the Acquisition Transaction;

•

Have dividend entitlements and other attributes corresponding to the Common Stock;

•

Be exchangeable, at each holder’s option, for Common Stock; and

•

Upon the direction of our board of directors, be exchanged for Common Stock on the 10 year anniversary of the Acquisition Transaction, subject to applicable law, unless exchanged earlier upon the occurrence of certain events.

The holders of the Exchangeable Shares, through the Special Voting Preferred Stock, will have voting rights and other attributes corresponding to the Common Stock.

(2)

Includes warrants to acquire 83,783 shares of our common stock. Their address is 150 King Street West, Suite 1702, P.O. Box 47, Toronto, Ontario M5H 1J9.

(3)

Of such shares 837,900 are held indirectly by 1903790 Ontario Inc., of which Mr. Huda is the sole owner and director.

DIRECTORS AND EXECUTIVE OFFICERS

Effective as of the closing of the Acquisition Transaction, Kazi Hasan resigned as Chief Executive Officer and Waqaas Al-Siddiq was appointed the sole director of the Company to fill the vacancy. In addition, our Board of Directors appointed Waqaas Al-Siddiq to serve as our President, Chief Executive Officer and Chairman of the Board of Directors, effective immediately upon the closing of the Acquisition Transaction.

Name	Age	Position
Waqaas Al-Siddiq	30	President, Chief Executive Officer and Chairman of the Board of Directors

Waqaas Al-Siddiq: President, Chief Executive Officer and Chairman of the Board of Directors.  Waqaas Al-Siddiq is the founder of iMedical and has been its Chairman and Chief Executive Officer since inception in July 2014. Prior to that, from July 2010 through July 2014, he was the Chief Technology Officer of Sensor Mobility Inc., a Canadian private company engaged in research and development activities within the remote monitoring segment of preventative care and that was acquired by iMedical in August 2014. Mr. Al-Siddiq also during this time provided consulting services with respect to technology strategy.

Mr. Al-Siddiq serves as a member of the Board of Directors due to his being a founder of the Company and his current executive position with the Company. We also believe that Mr. Al-Siddiq is qualified due to his experience as an entrepreneur and raising capital.

There are no family relationships among any of our current or proposed officers and directors.

EXECUTIVE COMPENSATION

The following table sets forth information regarding each element of compensation that was paid or awarded to the named executive officers of iMedical for the fiscal years ended December 31, 2014 and December 31, 2013.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Waqaas Al-Siddiq (1) Chief Executive Officer	2014	187,900	36,000	-	-	-	-	223,900
	2013	65,750	-	-	-	-	-	65,750

Outstanding Equity Awards at Fiscal Year-End

Mr. Al-Siddiq, as the sole executive officer of the Company, did not beneficially own any equity awards of the Company at December 31, 2015.

Employment Agreements

Mr. Al-Siddiq is not at this time a party to any employment agreement with the Company.

Corporate Governance

The business and affairs of the Company are managed under the direction of our Board of Directors, which is comprised of Waqaas Al-Siddiq.

Term of Office

Directors are appointed to hold office until the next annual general meeting of stockholders or until removed from office in accordance with our bylaws. Our officers are appointed by our Board and hold office until removed by our Board.

All officers and directors listed above will remain in office until the next annual meeting of our stockholders, and until their successors have been duly elected and qualified. Our bylaws provide that officers are appointed annually by our Board and each executive officer serves at the discretion of our Board.

Director Compensation

Our directors are reimbursed for expenses incurred by them in connection with attending board meetings, are eligible for stock option grants but they do not receive any other compensation for serving on the board at this time. We plan to compensate independent directors in the future.

Director Independence

We use the definition of “independence” of The NASDAQ Stock Market to make this determination. NASDAQ Listing Rule 5605(a)(2) provides that an “independent director” is a person other than an officer or employee of the company or any other individual having a relationship, which, in the opinion of the Company’s Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The NASDAQ listing rules provide that a director cannot be considered independent if:

•

The director is, or at any time during the past three years was, an employee of the company;

•

The director or a family member of the director accepted any compensation from the company in excess of $120,000 during any period of 12 consecutive months within the three years preceding the independence determination (subject to certain exclusions, including, among other things, compensation for board or board committee service);

•

A family member of the director is, or at any time during the past three years was, an executive officer of the company;

•

The director or a family member of the director is a partner in, controlling stockholder of, or an executive officer of an entity to which the company made, or from which the company received, payments in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenue for that year or $200,000, whichever is greater (subject to certain exclusions);

•

The director or a family member of the director is employed as an executive officer of an entity where, at any time during the past three years, any of the executive officers of the company served on the compensation committee of such other entity; or

•

The director or a family member of the director is a current partner of the company’s outside auditor, or at any time during the past three years was a partner or employee of the company’s outside auditor, and who worked on the company’s audit.

Under such definitions, we do not have any independent directors.

Board Committees

Our board of directors does not currently have any committees, such as an audit committee or a compensation committee. However, the board of directors may establish such committees in the future. However, our board of directors will establish an audit committee and a compensation committee (and any other committees that are required) if the Company seeks to be listed on a national securities exchange.

Code of Business Conduct and Ethics Policy

We expect to adopt a Code of Business Conduct and Ethics that applies to, among other persons, our principal executive officers, principal financial officer, principal accounting officer or controller, and persons performing similar functions. Our Code of Business Conduct and Ethics when adopted will be available on our website www.biotricity.com.

Equity Compensation Plan Information

Shown below is information as of December 31, 2015 with respect to the common shares of iMedical that may be issued under its equity compensation plans.

Plan category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	—	—	—
Equity compensation plans not approved by security holders (1)	1,097,500	$0.847	—
Total	1,097,500		—

__________

(1)

At the time of the Acquisition Transaction on February 2, 2016, each (a) outstanding option granted or issued pursuant to iMedical’s equity compensation plans was exchanged for approximately 1.197 economically equivalent replacement options with a corresponding adjustment to the exercise price and (b) outstanding warrant granted or issued pursuant to iMedical’s equity compensation plans was adjusted so the holder receives approximately 1.197 shares of common stock with a corresponding adjustment to the exercise price.

See “Market Price And Dividends On Our Common Equity And Related Stockholder Matters— Stock Option and Incentive Plans” for information on our new equity incentive plan adopted as of February 2, 2016.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS

AND CERTAIN CONTROL PERSONS

As of February 2, 2016, as part of the Acquisition Transaction and the resignation of Mr. Hasan as our Chief Executive Officer, we cancelled an aggregate of 6,500,000 shares of the Company’s common stock beneficially owned by him.

On August 11, 2014, all the stockholders of Sensor Mobility, including Mr. Al-Siddiq, entered into a series of roll over agreements for the sale of their shares to iMedical. Pursuant to these agreements, all the stockholders of Sensor Mobility received twice the number of shares of iMedical in exchange for their shares in Sensor Mobility. Accordingly, iMedical issued 11,829,500 shares in exchange for 5,914,750 shares of Sensor Mobility, which were subsequently cancelled, effective November 21, 2014. As a result, the former stockholders of Sensor Mobility, including Mr. Al-Siddiq, became the majority stockholders of iMedical. Mr. Al-Siddiq was also the Chief Technology Officer of Sensor Mobility from July 2010 through July 2014.

In May 2015, iMedical repurchased 1,100,000 of its outstanding common shares at a price per share of CDN$0.0001 from 2427304 Ontario Inc., which is beneficially owned by Geoffrey Smith, a former board member. These shares were cancelled upon their repurchase.

MARKET PRICE AND DIVIDENDS ON OUR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock is listed on OTCQB marketplace, operated by OTC Markets Group under the symbol “BTCY” since February 1, 2016. Prior to that, our common stock was traded under the symbol “MTSU.” However, there is no active market for our Common Stock and there has been no material trading of our Common Stock.

Holders

As of and after giving effect to the Acquisition Transaction, 11,165,000 shares of Common Stock were issued and outstanding, which were held by approximately 23 holders of record. Of such shares, up to 750,000 shares of our common stock are held in escrow and subject to forfeiture in the event we are not able to raise $6 million within 6 months of the date of the Acquisition Transaction. Such amounts do not include an aggregate of 13,835,000 shares of our common stock that are issuable upon exchange of the Exchangeable Shares, which were held by approximately 34 holders of record.

Penny Stock

Our Common Stock is subject to provisions of Section 15(g) and Rule 15g-9 of the Exchange Act, commonly referred to as the “penny stock rule.” Section 15(g) sets forth certain requirements for transactions in penny stock, and Rule 15g-9(d) incorporates the definition of “penny stock” that is found in Rule 3a51-1 of the Exchange Act. The SEC generally defines a penny stock to be any equity security that has a market price less than $5.00 per share, subject to certain exceptions. The Company is subject to the SEC’s penny stock rules.

Since the Common Stock will be deemed to be penny stock, trading in the shares of our common stock is subject to additional sales practice requirements on broker-dealers who sell penny stock to persons other than established customers and accredited investors. “Accredited investors” are persons with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with their spouse. For transactions covered by these rules, broker-dealers must make a special suitability determination for the purchase of such security and must have the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt the rules require the delivery, prior to the first transaction of a risk disclosure document, prepared by the SEC, relating to the penny stock market. A broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information for the penny stocks held in an account and information to the limited market in penny stocks. Consequently, these rules may restrict the ability of broker-dealer to trade and/or maintain a market in our common stock and may affect the ability of the Company’s stockholders to sell their shares of common stock.

Stock Option and Incentive Plans

We adopted a new equity incentive plan effective as of February 2, 2016 to attract and retain employees, directors and consultants. The equity incentive plan is administered by our Board of Directors which may determine, among other things, the (a) terms and conditions of any option or stock purchase right granted, including the exercise price and the vesting schedule, (b) persons who are to receive options and stock purchase rights and (c) the number of shares to be subject to each option and stock purchase right. The equity incentive plan may also be administered by a special committee, as determined by the Board of Directors.

The maximum aggregate number of shares of our common stock that may be issued under the equity incentive plan is 3,750,000, which, except as provided in the plan shall automatically increase on January 1 of each year for no more than 10 years, so the number of shares that may be issued is an amount no greater than 15% of our outstanding shares of common stock and Exchangeable Shares as of such January 1. The equity incentive plan provides for the grant of (i) “incentive” options (qualified under section 422 of the Internal Revenue Code of 1986, as amended) to our employees and (ii) nonstatutory options and restricted stock to our employees, directors or consultants.

Dividends

We do not anticipate paying any cash dividends in the foreseeable future and we intend to retain all of our earnings, if any, to finance our growth and operations and to fund the expansion of our business. Payment of any dividends will be made in the discretion of our Board of Directors, after our taking into account various factors, including our financial condition, operating results, current and anticipated cash needs and plans for expansion. No dividends may be declared or paid on our Common Stock, unless a dividend, payable in the same consideration or manner, is simultaneously declared or paid, as the case may be, on our shares of preferred stock, if any.

RECENT SALES OF UNREGISTERED SECURITIES

Our Company has sold the following securities within the last three fiscal years on an unregistered basis:

In June and December 2013, Sensor Mobility issued 610,000 common shares (previously 105,000 Class “A” preferred shares and 200,000 Class “B” common shares) for consulting services at fair value of $0.47 per share.

In December 2013, Sensor Mobility issued 940,000 common shares (previously 470,000 Class “A” preferred shares) at prices ranging from $0.20 to $0.47 for aggregate cash proceeds of $439,031.

In April 2014, Sensor Mobility entered into agreements for issuance of warrants against services with four of its then stockholders and issued 475,000 warrants (previously 237,500 warrants) entitling those stockholders to purchase one common share (previously preferred class A share) against each warrant at an exercise price of $0.46 per warrant to be exercised within one year from the issuance date. All of such warrants were cancelled and were reissued by iMedical in its reverse merger with Sensor Mobility.

In June and July 2014, Sensor Mobility issued 1,170,000 common shares (previously 585,000 Class “A” preferred shares) through at a price per share of $0.47 for aggregate cash proceeds of $545,278.

In July 2014, Sensor Mobility issued 142,000 common shares (previously 71,000 Class “A” preferred shares) for consulting services at $0.47 per share.

On August 11, 2014, all the stockholders of Sensor Mobility entered into a series of roll over agreements for the sale of their shares to iMedical. Pursuant to these agreements, iMedical issued 11,829,500 shares in exchange for 5,914,750 shares of Sensor Mobility, which were subsequently cancelled.

In November 2014, iMedical issued 1,036,000 units at an exercise price of $1.10 and received gross cash proceeds of $1,142,837. Each unit was comprised of 1,036,000 common shares and 1,554,000 warrants to be exercised at $1.10 within 120 to 270 days from the date of issuance. In connection with the proceeds received, iMedical, among other things, issued 51,080 broker warrants to be exercised at $1.10 within 365 days from the date of issuance.

In November 2014, 150,000 common stock purchase warrants were exercised at a price of $0.44 per share.

In March and May 2015, 500,000 common stock purchase warrants were exercised at a price of $1.01 per share. In connection with the proceeds received, iMedical, among other things, issued 35,000 broker warrants.

In August and September 2015, 250,000 warrants were exercised at a price of $1.05 per share. In connection with the proceeds received, iMedical, among other things, issued 17,500 broker warrants.

In September 2015, iMedical sold $595,000 aggregate principal amount of convertible promissory notes to accredited investors.

None of the above issuances were offered or sold in the U.S., or were offered and sold in the U.S. pursuant to an exemption from registration under Section 4(a)(2).

On February 2, 2016, we issued an aggregate of 13,376,947 shares of our common stock to iMedical stockholders in the Acquisition Transaction. Such shares were offered and sold in the U.S. pursuant to an exemption from registration under Section 4(a)(2) and/or the rules and regulations promulgated thereunder.

DESCRIPTION OF SECURITIES

General

Our authorized capital stock consists of 125,000,000 shares of common stock, with a par value of $0.001 per share, and 10,000,000 shares of preferred stock, with a par value of $0.001 per share. As of February 2, 2016, there were 15,876,947 shares of Common Stock issued and outstanding, of which 750,000 are held in escrow and subject to forfeiture, and 9,123,031 Exchangeable Shares issued and outstanding. Of the shares of Common Stock issued and outstanding (or that may be issued upon exchange of the Exchangeable Shares), approximately 22,500,000 of such shares are or would be restricted shares under the Securities Act. There is currently one share of the Special Voting Preferred Stock issued and outstanding held by one holder of record, which is the Trustee in accordance with the terms of the Trust Agreement. None of these restricted shares are eligible for resale absent registration or an exemption from registration under the Securities Act. As of the date hereof, the exemption from registration provided by Rule 144 under the Securities Act is not available for these shares pursuant to Rule 144(i).

Common Stock

Each holder of Common Stock will be entitled to one vote for each share of Common Stock held of record by such holder with respect to all matters to be voted on or consented to by our stockholders, except as may otherwise be required by applicable Nevada law. The stockholders will not have pre-emptive rights under our Certificate of Incorporation to acquire additional shares of Common Stock or other securities. The Common Stock will not be subject to redemption rights and will carry no subscription or conversion rights. In the event of liquidation of the Company, the stockholders will be entitled to share in corporate assets on a pro rata basis after the Company satisfies all liabilities and after provision is made for each class of capital stock having preference over the Common Stock (if any). Subject to the laws of the State of Nevada, if any, of the holders of any outstanding series of preferred stock, the Board of Directors will determine, in their discretion, to declare dividends advisable and payable to the holders of outstanding shares of Common Stock. Shares of our Common Stock are subject to transfer restrictions.

Blank-Check Preferred Stock

The Company is currently authorized to issue up to 10,000,000 shares of blank check preferred stock, $0.001 par value per share, of which one share has currently been designated as the Special Voting Preferred Stock (as described below). The Board of Directors has the discretion to issue shares of preferred stock in series and, by filing a Preferred Stock Designation or similar instrument with the Nevada Secretary of State, to establish from time to time the number of shares to be included in each such series, and to fix the designation, power, preferences and rights of the shares of each such Series and the qualifications, limitations and restrictions thereof.

Special Voting Preferred Stock

The Board authorized the designation of a class of the Special Voting Preferred Stock, with the rights and preferences specified below. For purposes of deferring Canadian tax liabilities that would be incurred by certain of our shareholders, iMedical and its shareholders have entered into a transaction pursuant to which the Eligible Holders, who would have otherwise received shares of common stock of the Company pursuant to the Acquisition Transaction, received Exchangeable Shares. The right to vote the Common Stock equivalent of such Exchangeable Shares shall be conducted by the vote of the Special Voting Preferred Stock issued to the Trustee.

In that regard, the Company has designated one share of preferred stock as the Special Voting Preferred Stock with a par value of $0.001 per share. The rights and preferences of the Special Voting Preferred Stock entitle the holder (the Trustee and, indirectly, the holders of the Exchangeable Shares) to the following:

•

the right to vote in all circumstances in which holders of our common stock have the right to vote, with the common stock as one class;

•

an aggregate number of votes equal to the number of shares of our common stock that are issuable to the holders of the outstanding Exchangeable Shares;

•

the same rights as the holders of our common stock as to notices, reports, financial statements and attendance at all stockholder meetings;

•

no entitlement to dividends; and

•

a total sum of $1.00 upon windup, dissolution or liquidation of the Company.

The Company may cancel the Special Voting Preferred Stock when there are no Exchangeable Shares outstanding and no option or other commitment of iMedical of its affiliates, which could require iMedical or its affiliates to issue more Exchangeable Shares.

As set forth above, the holders of the Exchangeable Shares, through the Special Voting Preferred Stock, have voting rights and other attributes corresponding to the Common Stock. The Exchangeable Shares provide an opportunity for Eligible Holders to obtain a full deferral of taxable capital gains for Canadian federal income tax purposes in specified circumstances. Reference is made to the full text of the Certificate of Designations, a copy of which is filed as Exhibit 4.1 to this Form 8-K.

Registration Rights

We have agreed to register the shares of common stock and shares of Common Stock underlying the Exchangeable Shares issued to the iMedical shareholders in the Acquisition Transaction by means of filing a registration statement with the SEC. We will pay all costs and expenses incurred by us in complying with our obligations to file the registration statement, except that the selling holders will be responsible for their shares of the attorney’s fees and expenses and any commissions or other compensation to selling agents and similar persons.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Company is incorporated under the laws of the State of Nevada.

Nevada Revised Statute (“NRS”) Section 78.7502 provides that a corporation shall indemnify any director, officer, employee or agent of a corporation against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with any the defense to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to Section 78.7502(1) or 78.7502(2), or in defense of any claim, issue or matter therein.

NRS 78.7502(1) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

NRS Section 78.7502(2) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals there from, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

NRS Section 78.747 provides that except as otherwise provided by specific statute, no director or officer of a corporation is individually liable for a debt or liability of the corporation, unless the director or officer acts as the alter ego of the corporation. The court as a matter of law must determine the question of whether a director or officer acts as the alter ego of a corporation.

Our Articles of Incorporation and Bylaws provide that we shall indemnify our directors, officers, employees and agents to the full extent permitted by NRS, including in circumstances in which indemnification is otherwise discretionary under such law.

These indemnification provisions may be sufficiently broad to permit indemnification of our officers, directors and other corporate agents for liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the company pursuant to the foregoing provisions, or otherwise, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

We have the power to purchase and maintain insurance on behalf of any person who is or was one of our directors or officers, or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other business against any liability asserted against the person or incurred by the person in any of these capacities, or arising out of the person’s fulfilling one of these capacities, and related expenses, whether or not we would have the power to indemnify the person against the claim under the provisions of the NRS. We do not currently maintain director and officer liability insurance on behalf of our director and officers; however, we intend to so purchase and maintain such insurance when economically feasible.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

ON ACCOUNTING AND FINANCIAL DISCLOSURES

See Item 4.01.

Item 3.02	Unregistered Sales of Equity Securities

Reference is made to the disclosures set forth under Item 1.01 and Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Item 4.01	Change in Registrant’s Certifying Accountant

Effective February 2, 2016, the Board of Directors of the Company dismissed PLS CPA, A Professional Corp. (“PLS”) as its independent registered accountant and engaged SRCO Professional Corporation (“SRCO”) to serve as its independent registered accounting firm. PLS’s audit reports on the Company’s financial statements for the fiscal years ended August 30, 2015 and 2014 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that, the audit reports included an explanatory paragraph with respect to the uncertainty as to the Company’s ability to continue as a going concern. During the years ended August 30, 2015 and 2014 and during the subsequent interim period preceding the date of PLS’s dismissal, there were (i) no disagreements with PLS on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, and (ii) no reportable events (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

SRCO is the independent registered accounting firm for iMedical, and its report on the financial statements of iMedical at December 31, 2014 and 2013 is included in this current report on Form 8-K. Prior to engaging SRCO, the Company did not consult with SRCO regarding the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Company’s financial statements.

The Company has requested PLS to furnish it with a letter addressed to the SEC stating whether it agrees with the statements made above by the Company. The Company has filed this letter as an exhibit to this 8-K.

Item 5.01	Changes in Control of Registrant

Reference is made to the disclosures set forth under Item 1.01 and Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors, Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The information contained in Item 2.01 of this Current Report on Form 8-K related to the adoption of the 2016 Equity Incentive Plan, resignations and appointments of the registrant’s officers and directors, and the compensation payable thereto is responsive to this Item 5.02 and is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective as of February 2, 2016, our Board of Directors adopted Amended and Restated By-Laws. A copy of the Amended and Restated By-Laws is annexed hereto as Exhibit 3(ii) and is incorporated by reference herein.

Also on February 2, 2016, our Board of Directors changed its fiscal year from August 31 to December 31. The Company intends to file a Form 10-K for the report covering the transition period to the extent required by applicable law.

Item 5.06	Change in Shell Company Status

Following the consummation of the Acquisition Transaction described in Item 1.01 and Item 2.01 of this Current Report on Form 8-K, we believe that we are not a shell corporation as that term is defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act.

Item 9.01	Financial Statements and Exhibits

(a)

Financial Statements of Businesses Acquired.  In accordance with Item 9.01(a), iMedical’s audited financial statements for and as of the fiscal years ended December 31, 2014 and 2013 and iMedical’s reviewed financial statements for and as of the three and nine months ended September 31, 2014 are included following the signature page.

(b)

Pro forma financial information. See Exhibit 99.1

(c)

Shell Company Transactions. See (a) and (b) of this Item 9.01.

(d)

Exhibits.  The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K:

Exhibit No.	Description
3(i)	Amended and Restated Articles of Incorporation

3(ii)	Amended and Restated By-Laws

4.1	Certificate of Designation of Preferences, Rights and Limitations of Special Voting Preferred Stock of Biotricity Inc.

4.2	Exchangeable Share provisions with respect to the special rights and restrictions attached to Exchangeable Shares

4.3	Form of Secured Convertible Debenture due September 21, 2017

4.4	Form of Warrant

10.1	Exchange Agreement, dated February 2, 2016, among Biotricity Inc., Biotricity Callco Inc., Biotricity Exchangeco Inc., iMedical Innovation Inc. and the Shareholders of iMedical Innovations Inc.

10.2	Assignment and Assumption Agreement, dated as of February 2, 2016, by and between Biotricity Inc. and W270 SA

10.3	Voting and Exchange Trust Agreement, made as of February 2, 2016, among Biotricity Inc., Biotricity Callco Inc., Biotricity Exchangeco Inc. and Computershare

10.4	Support Agreement, made as of February 2, 2016, among Biotricity Inc., Biotricity Callco Inc. and Biotricity Exchangeco Inc.

10.5	2016 Equity Incentive Plan

10.6	Exclusivity & Royalty Agreement, dated as of September 15, 2014, by and between iMedical Innovation Inc. and CardioComm Solutions, Inc.

16.1	Letter of PLS CPA, A Professional Corp. to the Securities and Exchange Commission, dated February 2, 2016 regarding statements included in this Current Report on Form 8-K.

99.1	Pro forma unaudited combined financial statements

99.2	Press Release dated February 3, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  February 3, 2016

BIOTRICITY INC.

By:	/s/ Waqaas Al-Siddiq
Waqaas Al-Siddiq
Chief Executive Officer

1

iMedical Innovations Inc.

For the three and nine months ended September 30, 2015 and 2014 (unaudited)

For the years ended December 31, 2014 and 2013 (audited)

Table of contents

Report of Independent Registered Public Accounting Firm

F-1

Balance Sheets

F-2

Statements of Operations and Comprehensive Loss

F-3

Statements of Stockholders’ (Deficiency) Equity

F-4

Statements of Cash Flows

F-5

Notes to Financial Statements

F-6 – F-19

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of iMedical Innovations Inc.

We have audited the accompanying balance sheets of iMedical Innovations Inc. [the “Company”] as of December 31, 2014 and 2013, and the related statements of operations and comprehensive loss, stockholders’ (deficiency) equity, and cash flows for each of the years in the two-year period ended December 31, 2014. The Company’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2014 and 2013, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2014, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has incurred recurring losses from operations and has an accumulated deficit that raise substantial doubt about its ability to continue as a going concern.  Management’s plans regarding these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Richmond Hill, Ontario, Canada February 2, 2016	/s/ SRCO Professional Corporation CHARTERED PROFESSIONAL ACCOUNTANTS Authorized to practise public accounting by the Chartered Professional Accountants of Ontario

iMedical Innovations Inc.

BALANCE SHEETS

(Expressed in US dollars)

	As at September 30, 2015 (unaudited)	As at December 31, 2014 (audited)	As at December 31, 2013 (audited)
	$	$	$
CURRENT ASSETS
Cash	308,137	448,599	115,756
Harmonized sales tax recoverable	22,086	71,336	—
Deposits	5,000	—	—
Total current assets	335,223	519,935	115,756

Equipment [Note 5]	—	—	9,466
TOTAL ASSETS	335,223	519,935	125,222

CURRENT LIABILITIES
Accounts payable and accrued liabilities [Note 6]	167,651	176,039	23,035
	167,651	176,039	23,035

Convertible promissory notes [Note 7]	291,601	—	—
Derivative liabilities [Note 8]	274,084	—	—
TOTAL LIABILITIES	733,336	176,039	23,035

STOCKHOLDERS' (DEFICIENCY) EQUITY
Preferred stock, no par value, unlimited authorized, no share issued and outstanding as at September 30, 2015, December 31, 2014 and 2013, respectively [Note 9]	—	—	—
Common stock, no par value, unlimited authorized, 17,298,000, 16,315,500 and 10,517,500 shares issued and outstanding as at September 30, 2015, December 31, 2014 and 2013, respectively [Note 9]	4,771,776	3,959,849	2,424,646
Additional paid-in-capital	2,521,387	409,658	—
Accumulated other comprehensive income	45,568	17,311	14,261
Accumulated deficit	(7,736,844)	(4,042,922)	(2,336,720)
Total stockholders' (deficiency) equity	(398,113)	343,896	102,187
TOTAL LIABILITIES AND STOCKHOLDERS' (DEFICIENCY) EQUITY	335,223	519,935	125,222

Commitments [Note 12]

Subsequent events [Note 13]

See accompanying notes to financial statements

On behalf of the Board:

iMedical Innovations Inc.

STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(Expressed in US dollars)

	Three months ended September 30, 2015	Three months ended September 30, 2014	Nine months ended September 30, 2015	Nine months ended September 30, 2014	Year ended December 31, 2014	Year ended December 31, 2013
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(audited)	(audited)
	$	$	$	$	$	$

REVENUE	—	—	—	—	—	—

EXPENSES
General and administrative expenses [Notes 9 and 11]	900,358	61,460	2,801,868	545,704	873,541	410,862
Research and development expenses [Note 12]	326,206	216,967	891,719	509,958	832,661	241,730
TOTAL OPERATING EXPENSES	1,226,564	278,427	3,693,587	1,055,662	1,706,202	652,592

Accretion expense [Notes 7 and 8]	3,014	—	3,014	—	—	—
Change in fair value of derivative liabilities [Note 8]	(2,679)	—	(2,679)	—	—	—
NET LOSS BEFORE INCOME TAXES	(1,226,899)	(278,427)	(3,693,922)	(1,055,662)	(1,706,202)	(652,592)

Income taxes [Note 10]	—	—	—	—	—	—
NET LOSS	(1,226,899)	(278,427)	(3,693,922)	(1,055,662)	(1,706,202)	(652,592)

Translation adjustment	(31,388)	77,505	28,257	(64,809)	3,050	30,655

COMPREHENSIVE LOSS	(1,258,287)	(200,922)	(3,665,665)	(1,120,471)	(1,703,152)	(621,937)

LOSS PER SHARE, BASIC AND DILUTED	(0.08)	(0.03)	(0.23)	(0.10)	(0.12)	(0.07)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	16,268,679	11,009,500	15,989,099	10,853,910	14,409,314	8,984,486

See accompanying notes to financial statements

iMedical Innovations Inc.

STATEMENTS OF STOCKHOLDERS’ (DEFICIENCY) EQUITY

(Expressed in US dollars)

	Common stock		Additional	Accumulated	Accumulated
			paid-in-	other	deficit
	Shares	Amount	capital	comprehensive		Total
				(loss) income
		$	$	$	$	$
Recapitalization of capital retroactively adjusting the accounting acquirer's legal capital to reflect the legal capital of the accounting acquiree as at December 31, 2012 (a)	8,967,500	1,700,684	—	(16,394)	(1,684,128)	162
Issuance of shares for cash [Note 9]	940,000	439,031	—	—	—	439,031
Issuance of shares for consulting services [Note 9]	610,000	284,931	—	—	—	284,931
Translation adjustment	—	—	—	30,655	—	30,655
Net loss	—	—	—	—	(652,592)	(652,592)
Balance, December 31, 2013 (audited)	10,517,500	2,424,646	—	14,261	(2,336,720)	102,187
Issuance of shares for cash [Note 9]	1,170,000	545,278	—	—	—	545,278
Issuance of shares for consulting services [Note 9]	142,000	66,179	—	—	—	66,179
Issuance of warants for services [Note 9]	—	—	400,335	—	—	400,335
Acquisition of net liabilities and shares outstanding - reverse merger [Notes 1 and 9]	3,300,000	—	(237,348)	—	—	(237,348)
Issuance of shares and warrants for cash [Note 9]	1,036,000	857,558	246,671	—	—	1,104,229
Exercise of warrants for cash [Note 9]	150,000	66,188	—	—	—	66,188
Translation adjustment	—	—	—	3,050	—	3,050
Net loss	—	—	—	—	(1,706,202)	(1,706,202)
Balance, December 31, 2014 (audited)	16,315,500	3,959,849	409,658	17,311	(4,042,922)	343,896
Exercise of warrants for cash [Note 9]	750,000	686,975	20,221	—	—	707,196
Cancellation of shares [Note 9]	(1,100,000)	(89)	—	—	—	(89)
Stock based compensation [Note 9]	—	—	1,849,916	—	—	1,849,916
Issuance of warants for services [Note 9]	—	—	366,528	—	—	366,528
Cancellation of warrants [Note 9]	—	124,936	(124,936)	—	—	—
Exercise of stock option plan [Note 9]	1,332,500	105	—	—	—	105
Translation adjustment	—	—	—	28,257	—	28,257
Net loss	—	—	—	—	(3,693,922)	(3,693,922)
Balance, September 30, 2015 (unaudited)	17,298,000	4,771,776	2,521,387	45,568	(7,736,844)	(398,113)

(a) Retroactively restated to reflect the effect of the recapitalization transaction on November 21, 2014, as explained in Notes 1 and 7.

See accompanying notes to financial statements

iMedical Innovations Inc.

STATEMENTS OF CASH FLOWS

(Expressed in US dollars)

	Nine months ended September 30, 2015	Nine months ended September 30, 2014	Year ended December 31, 2014	Year ended December 31, 2013
	(unaudited)	(unaudited)	(audited)	(audited)
	$	$	$	$
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	(3,693,922)	(1,055,662)	(1,706,202)	(652,592)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock based compensation	1,849,916	—	—	—
Depreciation	—	4,525	9,051	22,251
Issuance of shares for consulting services	—	—	66,179	284,931
Accretion expense	3,014	—	—	—
Change in fair value of derivatives liabilities	(2,679)	—	—	—
Issuance of warrants	366,528	400,335	400,335	—

Changes in operating assets and liabilities:
Harmonized sales tax recoverable and deposits	37,289	—	(73,578)	—
Accounts payable and accrued liabilities	15,506	—	(77,570)	6,163
Net cash used in operating activities	(1,424,348)	(650,802)	(1,381,785)	(339,247)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of shares, net	—	545,278	1,649,507	439,031
Proceeds from issuance of convertible promissory notes, net	565,350	—	—	—
Proceeds from exercise of warrants	707,196	—	66,188	—
Net cash provided by financing activities	1,272,546	545,278	1,715,695	439,031

Effect of foreign currency translation	11,340	(7,578)	(1,067)	15,538

Net (decrease) increase in cash during the period	(151,802)	(105,524)	333,910	99,784

Cash, beginning of period	448,599	115,756	115,756	434
Cash, end of period	308,137	2,654	448,599	115,756

See accompanying notes to financial statements

NOTES TO FINANCIAL STATEMENTS

For the three and nine months ended September 30, 2015 and 2014 (unaudited)

For the years ended December 31, 2014 and 2013 (audited)

(Expressed in US dollars)

1. NATURE OF OPERATIONS

iMedical Innovations Inc. (the “Company” or “iMed”) was incorporated on July 3, 2014 under the laws of the Province of Ontario, Canada.  The Company is engaged in research and development activities within the remote monitoring segment of preventative care. The Company is focused on a realizable healthcare business model that has an existing market and commercialization pathway. As such, its efforts to date have been devoted in building technology that enables access to this market through the development of a tangible product.

Sensor Mobility Inc. (“Sensor”) was incorporated on July 22, 2009 under the laws of the Province of Ontario, Canada.  Sensor was also engaged in research and development activities within the remote monitoring segment of preventative care.

On August 11, 2014, all the stockholders of Sensor entered into a series of roll over agreements for the sale of their shares to iMedical Innovations Inc. in accordance with section 85(1) of the Income Tax Act (Canada).  Pursuant to these agreements, all the stockholders of Sensor received twice the number of shares of iMed in exchange for their shares in Sensor.  Accordingly, iMed issued 11,829,500 shares in exchange for 5,914,750 shares of Sensor, which were subsequently cancelled as a result of amalgamation. The amalgamation became effective from November 21, 2014, pursuant to approval by Canada Revenue Agency.  Immediately prior to the Amalgamation, iMed had net liabilities of $237,348 and 3,300,000 outstanding shares of common stock, which are presented in the financial statements.

As the former stockholders of Sensor became the majority stockholders of iMed after amalgamation, this transaction has been accounted for as a reverse merger and was treated as an acquisition of iMed (legal acquirer) and a recapitalization of Sensor (accounting acquirer). As Sensor was the accounting acquirer, the results of its operations carried over.  Consequently, the assets and liabilities and the historical operations reflected in the financial statements for the periods prior to November 21, 2014, are those of Sensor and are recorded at historical cost basis.  Effective from November 21, 2014, the Company’s financial statements include the assets, liabilities and operations of iMed.

2. BASIS OF PRESENTATION AND MEASUREMENT

The financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) and are expressed in United States dollars (“USD”).

3. GOING CONCERN

The financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The Company has incurred recurring losses from operations and as at September 30, 2015, December 31, 2014 and 2013 had accumulated deficit of $7,736,844, $4,042,922 and $2,336,720, respectively. Management anticipates the Company will attain profitable status and improve its liquidity through continued business development and additional debt or equity investment in the Company. Management is pursuing various sources of financing as described in Note 13.  The Company’s continued existence is dependent upon its ability to continue to execute its operating plan and to obtain additional debt or equity financing. There can be no assurance that the necessary debt or equity financing will be available, or will be available on terms acceptable to the Company, in which case the Company may be unable to meet its obligations. Should the Company be unable to realize its assets and discharge its liabilities in the normal course of business, the net realizable value of its assets may be materially less than the amounts recorded in the financial statements. The financial statements do not include any adjustments relating to the recoverability of recorded asset amounts that might be necessary should the Company be unable to continue in existence.

4. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash

Cash includes cash on hand and balances with banks.

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Areas involving significant estimates and assumptions include: deferred income tax assets and related valuation allowance, accruals and valuation of warrants and stock options. Actual results could differ from those estimates. These estimates are reviewed periodically, and, as adjustments become necessary, they are reported in earnings in the period in which they become known.

Earnings (Loss) Per Share

The Company has adopted the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic 260-10 which provides for calculation of “basic” and “diluted” earnings per share. Basic earnings per share includes no dilution and is computed by dividing net income or loss available to common stockholders by the weighted average number of common shares outstanding for the period. Diluted earnings per share reflect the potential dilution of securities that could share in the earnings of an entity. Diluted earnings per share exclude all potentially dilutive shares if their effect is anti-dilutive. There were no potentially dilutive shares outstanding as at September 30, 2015 and 2014, and December 31, 2014 and 2013.

Foreign Currency Translation

The functional currency of the Company is Canadian dollar.  Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Monetary assets and liabilities denominated in foreign currencies are translated using the exchange rate prevailing at the balance sheet date. Non-monetary assets and liabilities are translated using the historical rate on the date of the transaction. All exchange gains or losses arising from translation of these foreign currency transactions are included in net income (loss) for the year.  The translation gains and losses resulting from the changes in exchange rates are reported in accumulated other comprehensive gain (loss).

Equipment

Equipment are stated at cost less accumulated depreciation and depreciated over their estimated useful lives at the following rate and method.

Furniture and fixtures Computer equipment	3 year straight line 3 year straight line

Routine repairs and maintenance are expensed as incurred.  Improvements, that are betterments, are capitalized at cost. The Company applies a half-year rule in the year of acquisition.

Impairment of Long-Lived Assets

In accordance with ASC 360-10, the Company, on a regular basis, reviews the carrying amount of long-lived assets for the existence of facts or circumstances, both internally and externally, that suggest impairment. The Company determines if the carrying amount of a long-lived asset is impaired based on anticipated undiscounted cash flows, before interest, from the use of the asset. In the event of impairment, a loss is recognized based on the amount by which the carrying amount exceeds the fair value of the asset. Fair value is determined based on appraised value of the assets or the anticipated cash flows from the use of the asset or asset group, discounted at a rate commensurate with the risk involved.

Fair Value of Financial Instruments

ASC 820 defines fair value, establishes a framework for measuring fair value and expands required disclosure about fair value measurements of assets and liabilities.  ASC 820-10 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820-10 also establishes a fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The standard describes three levels of inputs that may be used to measure fair value:

●	Level 1 – Valuation based on quoted market prices in active markets for identical assets or liabilities.

●	Level 2 – Valuation based on quoted market prices for similar assets and liabilities in active markets.

●	Level 3 – Valuation based on unobservable inputs that are supported by little or no market activity, therefore requiring management’s best estimate of what market participants would use as fair value.

In instances where the determination of the fair value measurement is based on inputs from different levels of the fair value hierarchy, the level in the fair value hierarchy within which the entire fair value measurement falls is based on the lowest level input that is significant to the fair value measurement in its entirety. The Company’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment, and considers factors specific to the asset or liability.

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values due to the short-term nature of these instruments or interest rates that are comparable to market rates. These financial instruments include cash and accounts payable. The Company's cash, which is carried at fair value, is classified as a Level 1 financial instrument. The Company’s bank accounts are maintained with financial institutions of reputable credit, therefore, bear minimal credit risk.

Income Taxes

The Company accounts for income taxes in accordance with ASC 740.  The Company provides for federal and provincial income taxes payable, as well as for those deferred because of the timing differences between reporting income and expenses for financial statement purposes versus tax purposes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Deferred tax assets and liabilities are measured using the enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recoverable or settled. The effect of a change in tax rates is recognized as income or expense in the period of the change. A valuation allowance is established, when necessary, to reduce deferred income tax assets to the amount that is more likely than not to be realized.

Research and Development

Research and development costs, which relate primarily to product and software development, are charged to operations as incurred. Under certain research and development arrangements with third parties, the Company may be required to make payments that are contingent on the achievement of specific developmental, regulatory and/or commercial milestones. Before a product receives regulatory approval, milestone payments made to third parties are expensed when the milestone is achieved. Milestone payments made to third parties after regulatory approval is received are capitalized and amortized over the estimated useful life of the approved product.

Stock Based Compensation

The Company accounts for share-based payments in accordance with the provision of ASC 718, which requires that all share-based payments issued to acquire goods or services, including grants of employee stock options, be recognized in the statement of operations based on their fair values, net of estimated forfeitures. ASC 718 requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. Compensation expense related to share-based awards is recognized over the requisite service period, which is generally the vesting period.

The Company accounts for stock based compensation awards issued to non-employees for services, as prescribed by ASC 718-10, at either the fair value of the services rendered or the instruments issued in exchange for such services, whichever is more readily determinable, using the guidelines in ASC 505-50. The Company issues compensatory shares for services including, but not limited to, executive, management, accounting, operations, corporate communication, financial and administrative consulting services.

Operating Leases

The Company leases office space and certain office equipment under operating lease agreements. The lease term begins on the date of initial possession of the leased property for purposes of recognizing lease expense on a straight-line basis over the term of the lease. Lease renewal periods are considered on a lease-by-lease basis and are generally not included in the initial lease term.

Convertible Notes Payable and Derivative Instruments

The Company accounts for conversion options embedded in convertible notes in accordance with ASC 815. ASC 815 generally requires companies to bifurcate conversion options embedded in convertible notes from their host instruments and to account for them as free standing derivative financial instruments. ASC 815 provides for an exception to this rule when convertible notes, as host instruments, are deemed to be conventional, as defined by ASC 815-40.

The Company accounts for convertible notes deemed conventional and conversion options embedded in non-conventional convertible notes which qualify as equity under ASC 815, in accordance with the provisions of ASC 470-20, which provides guidance on accounting for convertible securities with beneficial conversion features. Accordingly, the Company records, as a discount to convertible notes, the intrinsic value of such conversion options based upon the differences between the fair value of the underlying common stock at the commitment date of the note transaction and the effective conversion price embedded in the note. Debt discounts under these arrangements are amortized over the term of the related debt.

Recently Issued Accounting Pronouncements

In April 2014, the FASB issued Accounting Standards Update (“ASU”) 2014-08, "Presentation of Financial Statements and Property, Plant, and Equipment - Reporting Discontinued Operations and Disclosures of Disposals of Components of an Entity'', which revises what qualifies as a discontinued operation, changes the criteria for determining which disposals can be presented as discontinued operations and modifies related disclosure requirements. This ASU will be effective for the Company for applicable transactions occurring after January 1, 2016. The Company will prospectively apply the guidance to applicable transactions and does not expect adoption to have a material impact on the financial statements.

On May 28, 2014, the FASB issued a new financial accounting standard on revenue from contracts with customers, ASU 2014-09, “Revenue from Contracts with Customers (Topic 606)”. The standard outlines a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers and supersedes most current revenue recognition guidance. In July 2015, the FASB voted to approve a one-year deferral of the effective date of ASU 2014-09, which will be effective for the Company in the first quarter of fiscal year 2018 and may be applied on a full retrospective or modified retrospective approach. This ASU will have no impact on the Company until it begins to generate revenue.

In June 2014, the FASB issued Accounting Standards Update ASU 2014-10, “Development Stage Entities”. The amendments in this update remove the definition of a development stage entity from the Master Glossary of the ASC thereby removing the financial reporting distinction between development stage entities and other reporting entities from U.S. GAAP.  In addition, the amendments eliminate the requirements for development stage entities to (1) present inception-to-date information in the statements of income, cash flows, and shareholder equity, (2) label the financial statements as those of a development stage entity, (3) disclose a description of the development stage activities in which the entity is engaged, and (4) disclose in the first year in which the entity is no longer a development stage entity that in prior years it had’ been in the development stage. The amendments in this update are applied retrospectively.

On August 27, 2014, the FASB issued a new financial accounting standard on going concern, ASU 2014-15, “Presentation of Financial Statements - Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern”. The standard provides guidance about management’s responsibility to evaluate whether there is substantial doubt about the organization’s ability to continue as a going concern. The amendments apply to all companies and are effective in annual periods ending after December 15, 2016, with early application permitted. The Company is currently evaluating the impact of this accounting standard on its financial statements.

On April 7, 2015, the FASB issued ASU No. 2015-03, “Interest - Imputation of Interest (Subtopic 835-30): Simplifying the Presentation of Debt Issuance Costs”. The amendments in this ASU require that debt issuance costs related to a recognized debt liability be presented in the balance sheet as a direct deduction from the carrying amount of that debt liability, consistent with debt discounts and the accounting for debt issue costs under IFRS. The recognition and measurement guidance for debt issuance costs are not affected by the amendments in this ASU. The amendments apply to all companies and are effective for public business entities in annual periods ending after December 15, 2015, and interim periods within those fiscal years, with early application permitted. The Company is currently evaluating the impact of this accounting standard on its financial statements.

5. EQUIPMENT

	As at September 30,	As at December 31,	As at December 31,
	2015	2014	2013
	(unaudited)	(audited)	(audited)
	$	$	$
Furniture	41,272	41,272	41,272
Computer equipment	27,826	27,826	27,826
Total cost	69,098	69,098	69,098
Less: Accumulated depreciation	(69,098)	(69,098)	(59,632)
	—	—	9,466

6. ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

	As at	As at	As at
	September 30, 2015	December 31, 2014	December 31, 2013
	(unaudited)	(audited)	(audited)
	$	$	$
Trade accounts payable	102,413	130,913	—
Accrued liabilities	65,238	45,126	23,035
	167,651	176,039	23,035

7. CONVERTIBLE PROMISSORY NOTES

Pursuant to a term sheet offering of $2,000,000 finalized during the current quarter ended September 30, 2015, the Company on September 21, 2015 issued convertible promissory notes to various accredited investors amounting to $595,000. These notes have a maturity date of September 21, 2017 and carry annual interest rate of 11%. The note holders have the right until any time until the note is fully paid, to convert any outstanding and unpaid principal portion of the note, and accrued interest, into fully paid and non-assessable shares of Common Stock. The note has a conversion price initially set at $1.78. Upon any future financings completed by the Company, the conversion price will reset to 75% of the future financing pricing. These notes do not contain prepayment penalties upon redemption.  These debentures are secured by all of the present and after acquired property of the Company.    However, the Company can force conversion of these notes, if during the term of the agreement, the Company completes a public listing and the Common Share price exceeds the conversion price for at least 20 consecutive trading days. At the closing of the Notes, the Company issued cash (7%) and warrants (7% of the number of Common Shares into which the Notes may be converted) to a brokers. The brokers receive 3% in cash and warrants for those investors in the Presidents List.  The warrants have a term of 24 months and a similar reset provision based on future financings.

The embedded conversion features and reset feature in the notes and broker warrants have been accounted for as a derivative liability based on FASB guidance (refer Note 8).

The details of the outstanding convertible promissory notes are as follows:

$
Face value of convertible promissory notes issued on September 21, 2015	595,000
Discount recognised due to embedded derivatives	(245,927)
Cash issuance costs	(29,650)
Fair value of broker warrants at issuance	(30,836)
Accretion expense for Q3 2015	3,014
Accreted value of convertible promissory notes as at September 30, 2015	291,601

The Company incurred $29,650 in cash as issuance costs and issued 29,650 broker warrants.  The cash issuance costs and fair value of these warrants at issuance have been adjusted against the liability and accreted over the term of these notes using an effective interest rate of 38.5%.

8. DERIVATIVE LIABILITIES

In connection with the sale of debt or equity instruments, the Company may sell options or warrants to purchase our common stock. In certain circumstances, these options or warrants may be classified as derivative liabilities, rather than as equity. Additionally, the debt or equity instruments may contain embedded derivative instruments, such as embedded derivative features which in certain circumstances may be required to be bifurcated from the associated host instrument and accounted for separately as a derivative instrument liability.

The Company's derivative instrument liabilities are re-valued at the end of each reporting period, with changes in the fair value of the derivative liability recorded as charges or credits to income in the period in which the changes occur. For options, warrants and bifurcated embedded derivative features that are accounted for as derivative instrument liabilities, the Company estimates fair value using either quoted market prices of financial instruments with similar characteristics or other valuation techniques. The valuation techniques require assumptions related to the remaining term of the instruments and risk-free rates of return, our current common stock price and expected dividend yield, and the expected volatility of our common stock price over the life of the option.

The derivative liabilities arising from convertible promissory notes and related issuance of broker warrants are as follows:

	Convertible	Broker
	notes	warrants	Total
	$	$	$
Derivative fair value at issuance	245,927	30,836	276,763
Change in fair value of derivatives	(1,951)	(728)	(2,679)
Derivative liabilities as at September 30, 2015	243,976	30,108	274,084

The lattice methodology was used to value the convertible notes issued and the related broker warrants, with the following assumptions:

September 30,
Assumptions	2015
Dividend yield	0.00%
Risk-free rate for term	0.33% - 0.72%
Volatility	98% - 100%
Remaining terms (years)	1.98 - 2
Stock price ($ per share)	2

9. STOCKHOLDERS’ (DEFICIENCY) EQUITY

Authorized stock

Until August 11, 2014, the Company was authorized to issue unlimited number of Class “A” preferred shares, optionally redeemable at a price to be agreed by the stockholders, with no par value and unlimited number of Class “A” common shares and Class “B” common shares with no par value.  Class A preferred shares were classified as equity as they did not meet the requirements of mandatorily redeemable financial instruments pursuant to ASC 480.

On August 11, 2014, the Company’s Articles of Association were amended thereby consolidating various classes of shares which were then issued into common shares and changing the Company’s authorized shares to unlimited number of common shares and an unlimited number of preferred shares.

Issued and outstanding stock

During June and December 2013, Sensor issued 610,000 common shares (previously 105,000 Class “A” preferred shares and 200,000 Class “B” common shares) for consulting services at fair value of $0.47 per share, determined based on recent private placements.  Accordingly, the Company recognized $284,931 as consulting expenses, which are included in general and administrative expenses during the year ended December 31, 2013 with a corresponding credit to common stock.

During December 2013, Sensor issued 940,000 common shares (previously 470,000 Class “A” preferred shares) through various subscription agreements at prices ranging from $0.20 to $0.47 for aggregate cash proceeds of $439,031.

During April 2014, Sensor entered into agreements for issuance of warrants against services with four of its then stockholders and issued 475,000 warrants (previously 237,500 warrants) entitling those stockholders to purchase one common share (previously preferred class A share) against each warrant at an exercise price of $0.46 per warrant to be exercised within one year from the issuance date.  The fair value of the warrants on the issuance date was $400,335, which is included as consulting charges in general and administrative expenses during the year ended December 31, 2014 with corresponding credit to additional paid-in-capital.  The fair value has been estimated using a multi-nomial lattice model with an expected life of 365 days, dividend yield of 0%, stock price of $0.46, a risk free rate of 0.06% and expected volatility of 105%, determined based on comparable companies historical volatilities.

Pursuant to roll over agreements dated August 11, 2014, as described in Note 1, all the above warrants which were issued by Sensor were cancelled and were reissued by iMedical Innovations Inc.

During June and July 2014, Sensor issued 1,170,000 common shares (previously 585,000 Class “A” preferred shares) through various subscription agreements issue at price of $0.47 for aggregate cash proceeds of $545,278.

During July 2014, Sensor issued 142,000 common shares (previously 71,000 Class “A” preferred shares) for consulting services at fair value of $0.47 per share, determined based on recent private placements.  Accordingly, the Company recognized $66,179 as consulting expenses, which are included in general and administrative expenses during the year ended December 31, 2014 with corresponding credit to common stock.

As described in Note 1, On August 11, 2014, all the stockholders of Sensor entered into a series of roll over agreements for the sale of their shares to iMedical Innovations Inc. in accordance with section 85 (1) of the Income Tax Act (Canada).  Pursuant to these agreements, all the stockholders of Sensor received twice the number of shares of iMed in exchange for their shares in Sensor.  Accordingly, iMed issued 11,829,500 shares in exchange for 5,914,750 shares of Sensor, which were subsequently cancelled as a result of amalgamation.  The amalgamation became effective from November 21, 2014, pursuant to approval by Canada Revenue Agency.  Immediately prior to Amalgamation, iMed had net liabilities of $237,348 and 3,300,000 outstanding shares of common stock, which are presented in the financial statements.

During November 2014, iMed issued 1,036,000 units at an exercise price of $1.10 and received gross cash proceeds of $1,142,837 (net proceeds of $1,104,229).  Each unit comprised of 1,036,000 common shares and 1,554,000 warrants to be exercised at $1.10 within 120 to 270 days from the date of issuance.  In connection with the proceeds received, the Company paid in cash $38,609 as finder’s fees and issued 51,080 broker warrants to be exercised at $1.10 within 365 days from the date of issuance.  The fair value of these warrants amounting to $246,671 has been estimated using a multi-nomial lattice model with an expected life of 365 days, dividend yield of 0%, stock price of $1.10, a risk free rate ranging from 0.02% to 0.07% and expected volatility of 89%, determined based on comparable companies historical volatilities.  The fair value of these warrants were allocated to cash with corresponding credit to additional paid-in-capital.  During May 2015 804,000 warrants expired out of total issuance of 1,554,000, which has resulted in transfer of $124,936 from additional paid-in-capital to common stock.

In addition during November 2014, 150,000 warrants were exercised at a price of $0.44 per share and the Company received cash proceeds of $66,188, which has been credited to common stock.

During March and May 2015, 500,000 warrants were exercised at a price of $1.01 per share and the Company received gross cash proceeds of $500,584 (net proceeds of $470,758).  In connection with the proceeds received, the Company paid in cash $35,420 as finder’s fees and issued 35,000 broker warrants which were fair valued at $5,594 and were allocated to cash with corresponding credit to additional paid-in-capital.  The fair value has been estimated using a multi-nomial lattice model with an expected life of 365 days, dividend yield of 0%, stock price of $1.01, a risk free rate ranging from 0.04% to 1.07% and expected volatility of 94%, determined based on comparable companies historical volatilities.

During May 2015, iMed repurchased 1,100,000 of its outstanding common shares at cost from a related party, by virtue of significant influence.  These shares were cancelled upon their repurchase.

During August and September 2015, 250,000 warrants were exercised at a price of $1.05 per share and the Company received gross cash proceeds of $253,800 (net proceeds of $236,438).  In connection with the proceeds received, the Company paid in cash $17,362 as finder’s fees and issued 17,500 broker warrants which were fair valued at $14,627 and were allocated to cash with corresponding credit to additional paid-in-capital.  The fair value has been estimated using a multi-nomial lattice model with an expected life of 24 months, a risk free rate ranging from 0.04% to 1.07%, stock price of $2 and expected volatility in the range of 98% to 100%, determined based on comparable companies historical volatilities.

During September 2015, iMed entered into agreements for the issuance of 340,000 warrants against services entitling to purchase one common share against each warrant at an exercise price of $1 per warrant to be exercised within 183 days from the issuance date.  The fair value of the warrants on the issuance date was $366,528, which is included as consulting charges in general and administrative expenses during the nine months ended September 30, 2015 with corresponding credit to additional paid-in-capital.   The fair value has been estimated using a multi-nomial lattice model with an expected life of 183 days, a risk free rate ranging from 0.04% to 1.07%, stock price of $2, annual attrition rate of 5% and expected volatility in the range of 98% to 100%, determined based on comparable companies historical volatilities.

Stock-based compensation

On March 30, 2015, the Company approved Directors, Officers and Employees Stock Option Plan, under which it authorized and issued 3,000,000 options.  This plan was established to enable the Company to attract and retain the services of highly qualified and experience directors, officers, employees and consultants and to give such person an interest in the success of the Company.

The fair value of each option granted is estimated at the time of grant using multi-nomial lattice model using the following assumptions:

2015
Exercise price ($)	0.0001
Risk free interest rate	0.04% to 1.07%
Expected term (Years)	10
Expected volatility	94%
Expected dividend yield	0%
Fair value of option ($)	0.74
Expected forfeiture (attritrion) rate	5% to 20%

50% of the grants will either vest immediately or at the time of FDA (Food and Drug Administration) filing date and 50% will vest upon Liquidity Trigger.  Liquidity Trigger means the day on which the board of directors resolve in favour of i) the Company is able to raise a certain level of financing;  ii) a reverse takeover transaction that results in the Company being a reporting issuer, and iii) initial public offering that results in the Company being a reporting issuer.

These grants will expire on the tenth anniversary of the grant date.  The risk free interest rate is based on the yield of U.S. Treasury securities that correspond to the expected holding period of the options. The volatility was determined based on comparable companies’ historical volatilities. The expected forfeiture (attrition) rates were based on the position of the employee receiving the options. The dividend yield was based on an expected future dividend rate for the period at the time of grant.

The following table summarizes the stock option activities of the Company:

	Number of options	Weighted average exercise price ($)
Granted	3,000,000	0.0001
Excercised	(1,332,500)	0.0001
Outstanding as of September 30, 2015	1,667,500	0.0001

The fair value of options at the issuance date were determined at $2,257,953 which were to be expensed over vesting period.  During the three and nine months period ended September 30, 2015, the Company expensed $383,726 and $1,849,916 as stock compensation expense, respectively, which were included in general and administrative expenses during the three and nine months ended September 30, 2015 with corresponding credit to additional paid-in-capital.

During the nine months ended September 30, 2015, 1,332,500 options were exercised by those employees whose 50% vest immediately.  Subsequent to September 30, 2015, additional 1,500,000 options were exercised by employees on meeting the liquidity trigger terms.  The unrecognized portion of $408,037 related to unvested options will be recognized over the period of remaining vesting term.

10. INCOME TAXES

Income taxes

The provision for income taxes differs from that computed at Canadian corporate tax rate of approximately 15.50% (2014 - 15.50% and for 2013 - 15.50%) as follows:

	Three months ended September 30, 2015	Three months ended September 30, 2014	Nine months ended September 30, 2015	Nine months ended September 30, 2014	Year ended December 31, 2014	Year ended December 31, 2013
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(audited)	(audited)
	$	$	$	$	$	$

Net loss for the period before income taxes	(1,226,899)	(278,427)	(3,693,922)	(1,055,662)	(1,706,202)	(652,592)

Expected income tax recovery from net loss	(190,169)	(43,156)	(572,558)	(163,628)	(264,461)	(101,152)
Non-deductible expenses	116,341	—	343,601	62,052	72,310	44,164
Other temporary differences	(459)	—	(1,057)	—	(116)	—
Change in valuation allowance	74,287	43,156	230,014	101,576	192,267	56,988

Deferred tax assets

	As at September 30,	As at December 31,	As at December 31,
	2015	2014	2013
	(unaudited)	(audited)	(audited)
	$	$	$

Non-capital loss carry forwards	634,193	404,127	211,861
Other temporary differences	12,099	5,870	—
Change in valuation allowance	(646,292)	(409,997)	(211,861)
	—	—	—

As of September 30, 2015 and December 31, 2014 and 2013, the Company determined that a valuation allowance relating to above deferred tax asset of the Company was necessary. This determination was based largely on the negative evidence represented by the losses incurred.  The Company decided not to recognize any deferred tax asset, as it is not more likely than not to be realized.  Therefore, a valuation allowance of $646,292, $409,997 and $211,861, for the nine months ended September 30, 2015 and years ended December 31, 2014 and 2013, respectively, was recorded to offset deferred tax assets.

As of September 30, 2015, December 31, 2014 and 2013, the Company has approximately $4,091,570,  $2,607,270 and $1,366,842, respectively, of non-capital losses available to offset future taxable income. These losses will expire between 2032 to 2034.

As of September 30, 2015, 2014 and December 31, 2014 and 2013, the Company is not subject to any uncertain tax positions.

11. RELATED PARTY TRANSACTIONS

The Company’s transactions with related parties were carried out on normal commercial terms and in the course of the Company’s business.

Other than those disclosed elsewhere in the financial statements, the related party transactions are as follows:

General and administrative expenses for the three and nine months ended September 30, 2015 and 2014, and years ended December 31, 2014 and 2013  include consulting charges of $131,786, $nil, $131,786, $nil, $66,179 and $284,931, respectively in connection with issuance of shares/warrants to certain stockholders of the Company for their consulting services as explained in Note 9.

In addition, the Company paid consulting charges in cash to its stockholders amounting to $35,716, $40,120, $166,677, $89,471, $198,611 and $63,843 for the three and nine months ended September 30, 2015 and 2014 and years ended December 31, 2014 and 2013, respectively.

12. COMMITMENTS

a)

On September 14, 2014, iMedical finalized an agreement with CardioComm Solutions Inc. (“CardioComm’) for the development of a customized software for the ECG.  The term of this agreement is later of 5 years or completion of all services from the effective date of agreement, which is September 14, 2014.  Pursuant to this agreement, iMedical paid CardioComm a non-refundable royalty advance of $224,775 (CAD 250,000), which was fully expensed during year ended December 31, 2014 as the Company is still under research and development phase. In addition, the Company has committed to pay $584,415 for design of a Windows Operating System ECG Management Software in accordance with an estimated payment schedules for the work performed.  During the three and nine months ended September 30, 2015 and 2014 and year ended December 31, 2014, the Company paid $92,859, $nil, $214,299, $nil and $87,662, which were expensed and included in research and development expenses.

b)

On July 4, 2014, iMedical entered into an operating lease contract for its office premises in Mississauga, Ontario for a one year term. The monthly lease payment is $4,496. The lease agreement also include provisions of Cloud Hosting services at $3,147 per month and telephone and internet services at $1,349 per month.

13. SUBSEQUENT EVENTS

The Company’s management has evaluated subsequent events up to February 2, 2016, the date the financial statements were issued, pursuant to the requirements of ASC 855 and has determined the following material subsequent events:

a)

Pursuant to term sheet offering as explained in Note 7, during October and November 2015, the Company issued additional convertible promissory notes and received gross cash proceeds of $773,978.

b)

During October 2015, iMed entered into agreements for the issuance of 265,000 warrants against services entitling to purchase one common share against each warrant at an exercise price of $1 per warrant to be exercised within 270 to 365 days from the issuance date.

c)

On October 31, 2015, the Company engaged an agent to act as exclusive financial advisor to the Company with respect to assisting the Company in its capital raising efforts as well as assisting the Company in the review of potential financing alternatives available to it and to provide recommendations with respect to the options available to it for meeting its capital needs. Under the engagement agreement, the agent will represent the Company as the sole or lead placement agent, underwriter, book-runner or similar representation in its efforts to obtain financing of up to $12 million in the form of a private placement, public offering, whether in one or a series of transactions, in a private or public offering of equity, convertible debt or equity, equity linked securities or any other securities.

d)

Pursuant to employee stock option plan as explained in Note 9, during December 2015, the Company issued 1,500,000 shares of common stock in connection with exercise of ESOP by some employees.

e)

On February 2, 2016, Biotricity Inc., a corporation incorporated under the laws of the State of Nevada (the “Parent” and “Biotricity”), 1061806 BC LTD., a wholly owned subsidiary of Biotricity, and a corporation incorporated under the laws of the Province of British Columbia  (“Callco”), 1062024 BC LTD., a subsidiary of Callco and a corporation incorporated under the laws of the Province of British Columbia (“Exchangeco”), iMedical Innovations Inc., a corporation incorporated under the laws of the Province of Ontario (“iMedical”) and the Shareholders of  iMedical entered into an Exchange Agreement in connection with the closing of the Acquisition Transaction as detailed below:

•

Biotricity’s sole existing director resigned and a new director who is the sole director of iMedical was appointed to fill the vacancy;

•

Biotricity’s sole Chief Executive Officer and sole officer, who beneficially owned 6,500,000 shares of outstanding common stock, resigned from all positions and transferred all of his shares back for cancellation;

•

The existing management of iMedical were appointed as executive officers; and

•

The existing shareholders of iMedical entered into a transaction whereby their existing common shares of iMedical were exchanged for either (a) a new class of shares that are exchangeable for shares of Biotricity’s common stock, or (b) shares of Biotricity’s common stock, which (assuming exchange of all such exchangeable shares) would equal in the aggregate a number of shares of Biotricity’s common stock that constitute 90% of Biotricity’s issued and outstanding shares.

As a result, Biotricity’s management have determined to treat the acquisition as a reverse merger and recapitalization for accounting purposes, with iMedical as the acquirer for accounting purposes.